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                                                                      EXHIBIT 2b





                               MERGER AGREEMENT,

                          dated as of March 31, 1996,

                                     among

                         THE FRESH JUICE COMPANY, INC.,
                    THE FRESH JUICE COMPANY OF FLORIDA, INC.
                          CLEAR SPRINGS CITRUS, INC.,
                                  BRIAN DUFFY,

                                      and

                            THE BOGEN GROUP, L.L.C.
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                                MERGER AGREEMENT


                 AGREEMENT, dated as of March 31, 1996, among The Fresh Juice Company, Inc., a Delaware corporation ("Fresh Juice"), The Fresh Juice Company of Florida, Inc., a Florida corporation and wholly-owned subsidiary of Fresh Juice ("Merger Sub"), Brian Duffy ("Duffy") and The Bogen Group, L.L.C. ("Bogen Group" and together with Duffy each a "Selling Stockholder", and collectively, the Selling Stockholders"), and Clear Springs Citrus, Inc. a Florida corporation ("Clear Springs").

                 The Boards of Directors of Fresh Juice, Merger Sub and Clear Springs have each determined that it is in the best interest of their respective stockholders to effect a merger of Merger Sub with Clear Springs (the "Merger") whereby all of the issued and outstanding shares of common stock, .01 par value, of Clear Springs (the "Clear Springs Stock") will be exchanged for 1,160,000 shares of common stock, $.01 par value, of Fresh Juice ("Fresh Juice Common"); and

                 Each of the Board of Directors of Fresh Juice, Merger Sub and Clear Springs have approved the Merger in accordance with the Florida Business Corporation Act (the "BCA") and upon the terms and subject to the conditions set forth herein; and

                 The parties hereto desire to enter into the Merger in accordance with the terms hereof.

                 NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1

                                   THE MERGER

                 1.1 The Merger. The Merger will occur upon the terms and subject to the conditions hereof, and in accordance with the relevant provisions of the BCA, on the Closing Date. Following the Merger, Merger Sub shall continue as the surviving corporation (the "Surviving Corporation") under the name "Clear Springs Citrus, Inc." and shall continue its existence under the laws of the State of Florida, and the separate corporate existence of Clear Springs shall cease.

                 1.2 Closing Date and Effective Time. The Closing for this transaction shall occur on or before June 30, 1996 (the "Closing Date"). As promptly as practicable after the Closing Date but not later than seven (7) business days after the satisfaction or waiver of the conditions set forth in
Article 6, Clear Springs and Merger Sub shall cause the Merger to be consummated by each of them filing Articles of Merger and the Plan of Merger with the Secretary of the State of Florida, each in the form annexed hereto as Exhibit A and B and
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executed in accordance with the relevant provisions of, the BCA (the time of such filing being the "Effective Time").

                 1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided for in the applicable provisions of the BCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the properties, rights, privileges, powers and franchises of Clear Springs and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Clear Springs and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

                 1.4 Subsequent Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either Clear Springs or Merger Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either Clear Springs or Merger Sub, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

                 1.5 Articles of Incorporation: By-laws: Directors and Officers. (a) At the Effective Time, the Articles of Incorporation of the Merger Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such certificate of incorporation.

                 (b) At the Effective Time, the By-laws of the Merger Sub, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter amended as provided by law, the Articles of Incorporation of the Surviving Corporation and such by-laws.

                 (c) At the Effective Time, Steven Bogen, Steven Smith, Brian Duffy and Jeffrey Smith will be the initial directors of the Surviving Corporation. The officers listed on Schedule 1.5(c) hereto immediately prior to the Effective Time shall deliver their resignations prior to or after the Closing Date, and as of the Effective Date the officers of the Surviving Corporation shall be Steven Smith (President and Assistant Secretary), Steven Bogen (Chief Executive Officer and Secretary), and Mark Feldman (Treasurer). If, at the Effective Time, a vacancy shall exist on the Board of Directors or in any office of the Surviving Corporation, such vacancy may thereafter be filled in the manner provided by law, the Articles of Incorporation of the Surviving Corporation and the By-laws of the Surviving Corporation.





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                 1.6     Conversion of Securities; Piggy-Back Registration
Rights.

                 (a) At the Effective Time, by virtue of the Merger and without any action on the part of any of Merger Sub, Clear Springs or the holder of any of the securities of Clear Springs or Merger Sub the following shall occur:

                 (i) each share of Clear Springs Stock issued and outstanding immediately prior to the Effective Time shall be canceled and extinguished and be converted into the right to receive the Merger Consideration (as defined below) upon surrender of the certificate representing such share of Clear Springs Stock; and

                 (ii) each share of Merger Sub common stock, par value $.01 per share, issued and outstanding immediately prior to the Effective Time shall hereafter represent one validly issued, fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.

                 (b) The "Merger Consideration" to be paid by Fresh Juice for the shares of Clear Springs Stock in accordance with the Merger shall, subject solely to the adjustments as hereinafter provided for, be paid as follows:

                         (i) delivery to the Selling Stockholders of an aggregate of 1,160,000 validly issued, duly authorized and non-assessable shares of common stock, par value $.01 per share, of Fresh Juice Common, as set forth in subparagraph
                 (b)(ii) below;

                         (ii) delivery to the Selling Stockholders of the following number of validly issued, duly authorized and non-assessable shares of Fresh Juice Common:

                 Duffy       -    300,000 shares of Fresh Juice Common; and
                 Bogen Group -    860,000 shares of Fresh Juice Common, to be
                                  issued directly as follows:

                                        8,600 shares to Daniel Petry
                                       21,500 shares to Mark Feldman
                                      829,900 shares to Steven Bogen

provided, however, that the above-referenced proration may be adjusted among the Selling Stockholders with the consent of the affected Selling
Stockholder(s), so long as it is done so without affecting the rights of the parties not participating in such adjustment; and





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                         (iii)    each of the Selling Stockholders acknowledges
                 that the shares of Fresh Juice Common being issued and delivered pursuant to the Merger will not be registered pursuant to the Securities Act of 1933, as amended, and must be held unless and until such shares are subsequently registered under the 1933 Act or an exemption from registration is available; accordingly a legend shall be placed on the stock certificates evidencing such shares of common stock to reflect certain transfer restrictions.

                 (c) The Selling Shareholders shall have "piggy back" registration rights as set forth in the Registration Rights Agreement among Fresh Juice and the Selling Stockholders attached hereto as Exhibit "C" (the "Registration Agreement").

                 1.7     Surrender of Shares: Stock Transfer Books.

                 (a) If delivery of the Merger Consideration in respect of canceled shares of Clear Springs Stock is to be made to a person other than the person in whose name a surrendered certificate or instrument is registered, it shall be a condition to such delivery that the certificate or instrument so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment shall have paid any transfer and other taxes required by reason of such payment in a name other than that of the registered holder of the certificate or instrument surrendered or shall have established to the satisfaction of Merger Sub that such tax either has been paid or is not payable.

                 (b) If, after the Effective Time, certificates for Clear Springs Stock are presented to the Surviving Corporation, they shall be canceled and exchanged for the Merger Consideration as provided in Section 1.6 hereof.

                                   ARTICLE 2

           REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDERS

                 Each of the Selling Stockholders hereby jointly and severally represents and warrants to each of Fresh Juice and Merger Sub as follows:

                 2.1 Authorization: No Conflict. (a) Each Selling Stockholder has the legal right and capacity to execute and deliver this Agreement and to perform the transactions contemplated to be performed by him hereunder. This Agreement constitutes the legal, valid and binding agreement of each Selling Stockholder and is enforceable against him in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, moratorium or other laws affecting the enforceability of creditors' rights generally and that equitable remedies may be granted in the discretion of a court.





                                       4
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                 (b)     Except as set forth on Schedule 2.1(b) hereto, the
execution, delivery and performance of this Agreement and the documents, transactions and instruments contemplated hereby by each Selling Stockholder does not and will not violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with or without due notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any liens, security interest, charge or other encumbrance upon any of the properties or assets of Clear Springs under any of the terms, conditions or provisions of, any contract, note, bond, mortgage, indenture, deed of trust, license, lease, loan agreement, judgment, order, decree, statute, rule, regulation or other agreement, instrument or obligation to which Clear Springs or any of the Selling Stockholders are a party, or by which either or any of their respective properties or assets may be bound or affected.

                 2.2 Approvals. All consents, approvals, permits, authorizations and orders, if any, necessary for the due authorization, execution and delivery by and on behalf of each Selling Stockholder of this Agreement and any other transaction or obligation contemplated by this Agreement have been obtained.

                 2.3 Litigation. There are no actions, suits, proceedings or investigations pending or, to the knowledge of each Selling Stockholder, threatened against any Selling Stockholder, which question or challenge the validity of this Agreement, the transactions contemplated thereto, or any action to be taken hereunder.

                 2.4     Certain Contracts.  Except as set forth in Schedule
2.4 hereto, there are no outstanding contracts or agreements between any Selling Stockholder, or any of his "affiliates," (as such term is defined in the Securities and Exchange Act of 1934) on the one hand, and Clear Springs or any of its subsidiaries, on the other hand, whether written or oral, including without limitation, contracts or agreements for executive compensation, severance, employment or retirement.

                 2.5 Outstanding Options, Warrants or Other Rights. Except as set forth in Schedule 2.5 hereto, none of the Selling Stockholders has outstanding any option, warrant or other right permitting or requiring him or others to purchase or convert any obligation into shares of Clear Springs Stock. There are no voting trusts or other agreements or understandings with respect to the voting of the shares of capital stock of Clear Springs and the shares of the capital stock of Clear Springs are not subject to any preemptive rights, rights of first refusal or similar rights.

                 2.6 No Liquidation of the Selling Stockholders. The Selling Stockholders each represent that they have no present plan or intention to liquidate, or cause the liquidation of, the Selling Stockholders or to dispose of or cause the disposition of substantially all of its assets prior to the merger, or to dispose of or cause the disposition of substantially all of the assets formerly owned by the Selling Stockholders after the Merger.





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                                   ARTICLE 3

                       REPRESENTATIONS AND WARRANTIES OF
                     CLEAR SPRINGS AND SELLING STOCKHOLDERS



                 Each of the Selling Stockholders (with respect to matters relating to themselves and Clear Springs), and Clear Springs (with respect to matters relating to Clear Springs) represents and warrants to Fresh Juice and Merger Sub as follows:

                 3.1 Organization Standing, etc. Clear Springs is a duly organized and validly existing corporation in good standing under the laws of the State of Florida, and has all requisite corporate power and authority to own, lease and operate its respective properties and assets and to carry on its respective business as now conducted and as proposed to be conducted. Clear Springs is duly qualified to do business in good standing as a foreign corporation in each jurisdiction in which the property owned, leased or operated by it or the nature of the business now conducted or proposed to be conducted by it makes such qualification necessary. Except as set forth on
Schedule 3.1 hereto, Clear Springs has no subsidiaries or affiliates.

                 3.2 Capitalization. Clear Springs has an authorized capitalization of 7,500 shares of common stock, .01 par value, of which 1,000 shares of common stock are issued and outstanding. There are 178.49848 treasury shares of Clear Springs common stock.

                 3.3 Authorization. Clear Springs has all requisite corporate power and authority to execute and deliver this Agreement and to perform the transactions contemplated hereby. Clear Springs has taken all requisite corporate action to authorize the execution; delivery and performance of this Agreement and the transactions contemplated hereby. This Agreement is the legal, valid and binding obligation of Clear Springs, enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, moratorium or other laws affecting the enforceability of creditors rights generally and that equitable remedies may be granted in the discretion of a court.

                 3.4 Status of Securities. The shares of Clear Springs Stock presently issued and outstanding are duly authorized, validly issued, fully paid and nonassessable and free and clear of all liens, security interests, pledges, charges, claims and encumbrances of any kind.

                 3.5 Articles of Incorporation and By-laws. Clear Springs has delivered to Fresh Juice a true, correct and complete copy of its Articles of Incorporation and a true, correct and complete copy of its By-laws, each of which contains all amendments thereto and have been certified by the Secretary of Clear Springs.

                 3.6 Outstanding Options, Warrants and Other Rights. Except as set forth on Schedule 3.6 hereto, Clear Springs does not have outstanding any option, warrant or other right





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
permitting or requiring it or others to purchase or convert any obligation into shares of its capital stock and has not agreed to issue or sell any shares of
such capital stock, except to Fresh Juice hereunder.   Except as set forth on
Schedule 3.6 hereto, there are no voting trusts or other agreements or understandings with respect to the voting of the shares of capital stock of Clear Springs, and the shares of the capital stock of Clear Springs are not subject to any preemptive rights, rights of first refusal or similar rights.

                 3.7     Record Ownership.

                 The Selling Stockholders are the sole record owners of all of the shares of Clear Springs Stock issued and outstanding. Duffy currently owns
212.457544 shares and the Bogen Group L.L.C. owns 609.0439754 shares. The Clear Springs Stock owned by the Selling Stockholders is owned free and clear of all liens, claims, charges and encumbrances of every kind.

                 3.8 Financial Statements. Clear Springs has delivered to Fresh Juice (i) financial statements including the related notes thereto for its fiscal year ended December 31, 1995, (unaudited) containing the balance sheets of Clear Springs as of the end of such fiscal year, and the related statement of operations and retained earning; and (ii) (unaudited) internal financial statements for the months of January and February 1996, containing the corresponding balance sheets and related statements of operations and retained earnings. The foregoing financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods indicated, are complete and correct, and fairly present the financial position and stockholders' equity of Clear Springs as of the date and for the respective periods indicated. Except as set forth on Schedule 3.8(a) hereto, the balance sheet as of February 29, 1996, makes full and adequate provision for all fixed and contingent obligations and liabilities of Clear Springs as of the date and for the periods indicated, and as of February 29, 1996, Clear Springs does not have any fixed obligations or liabilities not reflected in or adequately reserved against on such balance sheet as of February 29, 1996, or set forth in the Schedules to this Agreement. To the knowledge of Clear Springs and the Selling Stockholders, there is no basis for the assertion against Clear Springs of any liability or obligation not adequately reflected or reserved against in such financial statement or set forth in the Schedules to this Agreement; Clear Springs has no liabilities, fixed or contingent, which would adversely affect the conduct of the business of Clear Springs other than as reflected or reserved against in the balance sheet of Clear Springs as of February 29, 1996, or set forth in the Schedules to this Agreement.

                 3.9     Certain Changes or Events.  Except as set forth on
Schedule 3.9 hereto, since February 29, 1996, Clear Springs has not:

                 (i) experienced any change in its condition (financial or otherwise), properties, assets, liabilities, business, operations or prospects other than changes in the ordinary course of business which have not, individually or in the aggregate, had a material adverse effect on its properties, assets, business, operations or financial condition; provided, however, that Clear Springs has been unable to raise pricing on all accounts due to strong competition which has recently emerged for the same customer base.

                 (ii) declared, set aside, made or paid any dividend or other distribution in respect of its capital stock or purchased or redeemed, directly or indirectly, any shares of its capital stock;

                 (iii) issued or sold any shares of its capital stock of any class, or any options, warrants, conversion or other rights to purchase any such shares or any securities convertible into or exchangeable for such shares;

                 (iv) incurred any indebtedness for borrowed money (except borrowings in the ordinary course of business not exceeding $10,000 in the aggregate) or issued or sold any debt securities;

                 (v) mortgaged, pledged, or subjected to any lien, lease, security interest or other charge or encumbrance any of its properties or assets, tangible or intangible, except (i) liens for current taxes not due and payable or being contested in good faith by appropriate proceedings; (ii) liens imposed by law and incurred in the ordinary course of business for obligations not yet due to carriers, warehousemen, laborers, materialmen and the like; and (iii) encumbrances, easements and security interests which do not detract from the value or interfere with the use of the properties affected thereby;

                 (vi) acquired or disposed of any assets or properties of material value except in the ordinary course of business;

                 (vii) forgiven or canceled any debts or claims, or waived any rights, except in the ordinary course of business,

                 (viii) entered into any material transaction other than in the ordinary course of business;

                 (ix) granted to any officer or salaried employee or any class of other employees any increase in compensation in any form in excess of the amount thereof in effect as of December 31, 1995, or any severance or termination pay (other than in amounts consistent with past practices), or entered into any written employment agreement or arrangement with any person;

                 (x) entered into, adopted or amended in any respect any collective bargaining agreement or adopted or amended any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, insurance or other similar plan, agreement, trust, fund or arrangement for the benefit of employees;

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                 (xi)    suffered any damage, destruction or loss (whether or
        not covered by insurance) which materially adversely affects its condition (financial or otherwise), properties, assets, business, operations or prospects;

                 (xii) suffered any strike or other labor trouble materially adversely affecting its business, operations or prospects;

                 (xiii) suffered any loss of employees or customers that materially adversely affects or could materially adversely affect its business, operations or prospects; or

                 (xiv) incurred any liability or obligation (fixed or contingent) except (A) liabilities and obligations in the ordinary course of business and (B) other liabilities and obligations not exceeding $10,000 in the aggregate.

                 3.10    Title to Properties:  Liens. Except as set forth on
Schedule 3.10 hereto, Clear Springs has good and marketable title to, or valid and subsisting leasehold interests in, all of its properties and assets, real and personal, in each case free and clear of any mortgage, pledge, lien, lease, charge, encumbrance, conditional sale or other title retention agreement, except for the lien of taxes not yet due and payable or being contested in good faith by appropriate proceedings, and except for such imperfections of title and encumbrances, if any, as do not detract from the value, or interfere with the present use, its properties or assets subject thereto or affected thereby, or otherwise impair its business operations. Except as set forth on Schedule
3.10 hereto, there is not under any lease of real or personal property to which Clear Springs is a party any existing default or event of default or event which with notice or lapse of time or both would constitute a default or event of default.

                 3.11 Adequacy of Patents and Other Rights. Except as set forth on Schedule 3.11 hereto, Clear Springs has all necessary patents, licenses, trademark, trade names, copyrights and other rights that are required to conduct its respective business substantially as now being conducted and as proposed to be conducted, and no other right, license or authorization of any kind whatsoever is required to so carry on its respective business. There is no infringement or claim of any adverse nature with respect to any patent, patent application, license, trademark, trade name, copyright or right in any thereof.

                 3.12 Litigation. Except as set forth on Schedule 3.12 hereof, there are no actions, suits, proceedings or investigations pending or, to the knowledge of Clear Springs or the Selling Stockholders, threatened against or affecting Clear Springs, or the Selling Stockholders, at law or in equity, before any court, commission, board, bureau, agency, instrumentality or other governmental authority that may result in any material adverse effect upon the business, assets, liabilities, prospects or condition (financial or otherwise) of Clear Springs or which seems to prevent the consummation of any of the transactions contemplated by this Agreement. To the knowledge of Clear Springs or the Selling Stockholders, there are no claims that have not been asserted against Clear Springs or the Selling Stockholders that are probable of assertion.

                 3.13    Accounts Receivable.  Except as set forth on Schedule
3.13 hereto, the accounts receivable of Clear Springs as shown on its balance sheet at February 29, 1996, or thereafter acquired by them, are usual and normal receivables and, through the continuation of existing collection procedures, are collectible in the aggregate amounts thereof, after allowance for doubtful accounts in the amount of the reserve established therefor. To the knowledge of Clear Springs or the Selling Stockholders, such accounts receivable are subject to no valid defenses or offsets except routine customer complaints or warranty demands of an immaterial nature. An adequate reserve for doubtful accounts in the ordinary course of business has been established.

                 3.14 Inventories. Except as set forth on Schedule 3.14 hereto, the inventories of Clear Springs, shown on its balance sheet at February 29, 1996, or thereafter acquired by it, consist of items of a quality and quantity usable or salable in the normal course of its business; the value of all items of obsolete materials and of materials of below standard quality has been written down to realizable market value or adequate reserves have been provided therefor; and the values at which such inventories are carried reflect the normal inventory valuation policies of Clear Springs.

                 3.15 Consents, etc. Except as set forth on Schedule 3.15 hereto, Clear Springs is not required to obtain any consent, approval, permit or authorization of any person, including, without limitation, any governmental agency or regulatory authority, in connection with execution, delivery, lawful consummation and performance of this Agreement and the transactions contemplated thereby.

                 3.16 Compliance with Other Instruments, etc. Except as set forth on Schedule 3.16 hereto, the execution and delivery of this Agreement and the performance of the transactions contemplated hereby by Clear Springs or any of the Selling Stockholders does not and will not violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with or without due notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Clear Springs, under any provision of its Articles of Incorporation or by-laws, or any contract, mortgage, indenture, lien, license, permit, lease or other agreement or instrument, judgment, decree, ordinance, regulation or order or any other restriction of any other kind or character to which Clear Springs is a party or by which Clear Springs, or any of its properties, is bound or affected.

                 3.17 Existing Contracts. Except as set forth on Schedule 3.17(a), all material contracts, agreements, leases, licenses and understandings to which Clear Springs is a party are in full force and effect and no default, or event which with notice or lapse of time or both would





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
constitute a default, exists in respect thereof on the part of Clear Springs, or the other parties thereto. Except as set forth on Schedule 3.17(b) hereto, Clear Springs is not a party to and does not have any obligation, contingent or otherwise, under any (i) written or oral contract not made in the ordinary course of business in excess of $50,000; (ii) employment contract or contract with or for the benefit, directly or indirectly, of any officer, director, shareholder or partner other than Duffy; (iii) collective bargaining agreement with employees; (iv) bonus, pension, profit-sharing, retirement, stock purchase, hospitalization, insurance or other plan providing employee benefits;
(v) lease with respect to any property, real or personal, whether as lessor or lessee other than its current corporate headquarters and warehouse; (vi) contract for the purchase of materials, supplies or equipment, or the provision by Clear Springs of goods or services, for an aggregate price in excess of $25,000; (vii) contract or commitment for capital expenditures in excess of $25,000 in the aggregate; (viii) contract continuing over a period of more than one year from its date in excess of $50,000; (ix) mortgage, loan or credit agreement; (x) contract requiring consent to the transactions contemplated by this Agreement; (xi) guaranty of the obligations of any other person; or (xii) any other material contact, agreement or understanding.

                 3.18 Undocumented Liabilities. Except as set forth in the financial statements referred to in Section 3.8 hereof and except for property owned by customers and stored upon the premises of Clear Springs for use in future orders of such customers, of which Clear Springs or the Selling Stockholders are aware, Clear Springs does not have any material liabilities, contingent or otherwise, that are not disclosed in such financial statements or set forth in the Schedules to this Agreement, including, without limitation, tax liabilities due or to become due, whether disputed or not, except such liabilities as have been incurred in the ordinary course of business.

                 3.19 Taxes. Clear Springs has filed all tax returns which are required to be filed, and has paid all taxes which have become due, pursuant to such returns or pursuant to any assessment received by Clear Springs. Clear Springs has made adequate provision for all taxes due with respect to all periods as to which a return has not yet been filed. Except as provided in Schedule 3.19, there is no tax deficiency proposed or threatened against Clear Springs and no tax returns of Clear Springs are under examination or audit.

                 3.20 Employee Matters. Clear Springs has withheld all amounts required by law or contract to be withheld from the wages or salaries of its employees and is not liable for any arrears or wages or any taxes or penalties for failure to comply with any of the foregoing or for payment to any trust or other fund compensation, social security or other benefits for employees. To its knowledge, Clear Springs has not engaged in any unfair labor practice or discriminated on the basis of race, age, sex or otherwise in its employment conditions or practices with respect to its employees. There are no unfair labor practice or race, age, sex or other discrimination complaints pending, or, to the knowledge of Clear Springs or the Selling Stockholders, threatened against Clear Springs by any employee, former or current, before any domestic (federal, state or local) or foreign board, department, commission or agency nor, to the knowledge of Clear Springs or the Selling Stockholders, does any basis therefore exists.





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
Except as set forth on Schedule 3.20 hereto, there are no existing or, to the knowledge of Clear Springs or the Selling Stockholders, threatened, labor strike, disputes, grievances, controversies or other labor troubles affecting the business of Clear Springs. There are not pending or, to the knowledge of Clear Springs or the Selling Stockholders, threatened representation questions respecting any employees.

                 3.21 Financial Statements. Clear Springs shall provide to Fresh Juice, when requested by Fresh Juice, such financial statements and information pertaining to Clear Springs as shall be necessary for Fresh Juice to satisfy any and all United State Securities and Exchange Commission disclosure requirements, such as filing of a Form 8-K, as may arise in connection with this Agreement and transactions contemplated thereby.

                 3.22 Accounts Receivable. The accounts receivable of Clear Springs Juice Company, Inc. as shown on its balance sheet at February 29, 1996, or thereafter acquired by it, are usual and normal receivables and, through the continuation of existing collection procedures, are collectible in the aggregate amounts thereof. To the knowledge of Clear Springs, such accounts receivable are subject to no valid defenses or offsets except routine customer complaints of warranty demands of an immaterial nature. An adequate reserve for doubtful accounts in the ordinary course of business has been established.

                 3.23    Miscellaneous.  Clear Springs:

                 (i) is in substantial compliance with all applicable federal, state and local statues, codes, ordinances, rules or regulation; has not received any notice of a material violation of any law, order, regulation or requirement relating to the operation of the business or the ownership of property;

                 (ii) does not have, as of February 29, 1996, any unfunded costs or obligations in respect of employee benefit plans and does not have delinquent premiums on health, accident, disability or any other insured employee benefits;

                 (iii) has not, since February 29, 1996, permitted any option to renew any lease or any option to purchase any property to expire unexercised, in whole or in part;

                 (iv) does not have any safe deposit boxes, vault boxes or similar arrangements for the safekeeping of property or outstanding powers of attorney (other than appointments of statutory agents to receive service of process); and

                 (v) except as set forth on Exhibit 3.23(v), has made no express warranty to any person or entity with respect to any product it manufactures or sells or has manufactured or sold and has not made or agreed to make any indemnification payment, or replacement with respect to any product warranty claim, except for the warranties and/or agreement(s) to indemnify or replace product of which true and correct copies have been delivered to Fresh Juice, the warranties applicable under the Uniform Commercial Code as in effect from time to time in the State of Florida or in any other state in which its products are sold and any other warranties under other state or federal laws.

                 3.24 Accounting and Tax Matters. Neither Clear Springs nor any of its subsidiaries has taken or agreed to take any action or has any knowledge of any fact or circumstance that would prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended.

                 3.25 Insurance. Clear Springs maintains such policies of insurance in such coverage amounts and for such rights as are generally maintained by companies in the same industry with a similar sales and production volume. As of the date hereof, Clear Springs has not received any notice of cancellation or notice of a material amendment of any such insurance policy or bond or is in default under such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion. All pending material claims under such policies or bonds are disclosed in this Agreement or the Schedules hereto.

                 3.26  Environmental Matters.  Except as disclosed on Schedule
3.26 hereto, Clear Springs has not received any written notice, citation, claim, assessment, proposed assessment or demand for abatement alleging that Clear Springs (either directly or as a successor-in-interest in connection with the enforcement of remedies to realize the value of properties serving as collateral for outstanding loans) is responsible for the correction or clean-up of any condition material to the business, operations, assets or financial condition of Clear Springs. Except as disclosed on Schedule 3.26, Clear Springs have no knowledge that any toxic or hazardous substances or materials have been emitted, generated, disposed of or stored on any property owned or leased by Clear Springs in any manner that violates or, after the lapse of time may violate, any presently existing federal, state or local law or regulation governing or pertaining to such substances and materials.

                 3.27 Collective Bargaining Agreement. Clear Springs is not now nor ever has been a party to or bound by any collective bargaining agreement or union contract which covers or covered its employees.

                 3.28 No Right of Setoff. As of the date hereof, none of the Selling Stockholders is indebted to Clear Springs for any monies and Clear Springs has no right of setoff with respect to any amounts due to the Selling Stockholders from Clear Springs with the exception of that certain Promissory Note dated March 11, 1996, made by Clear Springs in favor of Duffy, a copy of which has been provided to Fresh Juice.

                 3.29 No Liquidation of Clear Springs. Clear Springs, represents that it has no present plan or intention to liquidate, or cause the liquidation of, Clear Springs or to dispose of or cause the disposition of substantially all of its assets prior to the merger, or to dispose of or cause the disposition of substantially all of the assets formerly owned by Clear Springs after the merger.

                                   ARTICLE 4

                  REPRESENTATIONS AND WARRANTIES OF MERGER SUB

                 Merger Sub hereby represents and warrants to Clear Springs as follows;

                 4.1     Organization Standing, etc.   Merger Sub is a duly
organized and validly existing corporation in good standing under the laws of the State of Florida and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted. Merger Sub is duly qualified to do business in good standing as a foreign corporation in each jurisdiction in which the property is owned, leased or operated by it or the nature of the business now conducted or proposed to be conducted by it makes such qualification necessary. Merger Sub has no subsidiaries.

                 4.2 Capitalization. Merger Sub has an authorized capitalization of 1,000 shares of common stock, par value $.01 per share, of which 100 shares are issued and outstanding ("Merger Sub Stock"). There are no treasury shares of Merger Sub capital stock.

                 4.3     Authorization: No Conflict.

                 (a) Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and to perform the transactions contemplated hereby. Merger Sub has taken all requisite corporate action to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby. This Agreement is the legal, valid and binding obligations of Merger Sub, enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, moratorium or other laws affecting the enforceability of creditors rights generally and that equitable remedies may be granted in the discretion of a court.

                 (b) Except as set forth in Schedule 4.3(b) hereto, the execution, delivery and performance of this Agreement and the documents, transactions and instruments contemplated hereby by Merger Sub do not and will not violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with or without due notice or lapse of time or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Merger Sub under any provision of its charter, by-laws or other corporate documents, or under any of the terms, conditions or provisions of any contract, note, bond, mortgage, indenture, deed of trust, license, lease, loan agreement, judgment, order, decree, statute, rule, regulation or other agreement, instrument or obligation to which Merger Sub is a party, or by which it or any of its properties or assets is bound or affected.

                 4.4 Status of Securities. The shares of Merger Sub Stock outstanding are duly authorized, validly issued, fully paid and nonassessable and free and clear of all liens, security interests, pledges, charges, claims and encumbrances of any kind.

                 4.5 Articles of Incorporation and By-laws. Merger Sub has delivered to Clear Springs a true, correct and complete copy of its Articles of Incorporation and a true, correct and complete copy of its By-laws, each of which contains all amendments thereto and has been certified by the Secretary of Merger Sub.

                 4.6 Outstanding Options, Warrants or Other Rights. Merger Sub does not have outstanding any option, warrant or other right permitting or requiring it or others to purchase or convert any obligation into shares of capital stock of Merger Sub and has not agreed to issue or sell any shares of capital stock of Merger Sub. There are no voting trusts or other agreements or understandings with respect to the voting of the shares of capital stock of Merger Sub, and the shares of the capital stock of Merger Sub are not subject to any preemptive rights, rights of first refusal or similar rights.

                 4.7 Record Ownership. Fresh Juice is the sole record owner of all of the shares of Merger Sub Stock issued and outstanding. The Merger Sub Stock owned by Fresh Juice is owned free and clear of all liens, claims, charges and encumbrances of every kind.

                 4.8     Certain Changes or Events.  Except as set forth in
Schedule 4.8 or in the Fresh Juice Financial Statements (as defined in Section
5.7 hereof) since February 29, 1996, Merger Sub has not:

                 (i) experienced any change in its condition (financial or otherwise), properties, assets, liabilities, business, operations or prospects other than changes in the ordinary course of business which have not, individually or in the aggregate, had a material adverse effect on its properties, assets, business, operations or financial condition;

                 (ii) declared, set aside made or paid any dividend or other distribution in respect of its capital stock or purchased or redeemed, directly or indirectly, any shares of its capital stock; or

                 (iii) issued or sold any shares of its capital stock of any class, or any options, warrants conversion or other rights to purchase any such shares or any securities convertible into or exchangeable for such shares.

                 (iv) incurred any indebtedness for borrowed money (except borrowings in the ordinary course of business not exceeding $10,000 in the aggregate) or issued or sold any debt securities;

                 (v) mortgaged, pledged, or subjected to any lien, lease, security interest or other charge or encumbrance any of its properties or assets, tangible or intangible, except (i) liens for current taxes not due and payable or being contested in good faith by appropriate proceedings; (ii) liens imposed by law and incurred in the ordinary course of business for obligations not yet due to carriers, warehousemen, laborers, materialmen and the like; and (iii) encumbrances, easements and security interests which do not detract from the value or interfere with the use of the properties affected thereby;

                 (vi) acquired or disposed of any assets or properties of material value except in the ordinary course of business;

                 (vii) forgiven or canceled any debts or claims, or waived any rights, except in the ordinary course of business,

                 (viii) entered into any material transaction other than in the ordinary course of business;

                 (ix) granted to any officer or salaried employee or any class of other employees any increase in compensation in any form in excess of the amount thereof in effect as of February 29, 1996, or any severance or termination pay (other than in amounts consistent with past practices), or entered into any written employment agreement or arrangement with any person;

                 (x) entered into, adopted or amended in any respect any collective bargaining agreement or adopted or amended any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, insurance or other similar plan, agreement, trust, fund or arrangement for the benefit of employees (whether or not legally binding);

                 (xi) suffered any damage, destruction or loss (whether or not covered by insurance) which materially adversely affects its condition (financial or otherwise), properties, assets, business, operations or prospects;

                 (xii) suffered any strike or other labor trouble materially adversely affecting its business, operations or prospects;

                 (xiii) suffered any loss of employees or customers that materially adversely affects or could materially adversely affect its business, operations or prospects; or

                 (xiv) incurred any liability or obligation (fixed or contingent) except (A) liabilities and obligations in the ordinary course of business and (B) other liabilities and obligations not exceeding $10,000 in the aggregate.

                 4.9     Title to Properties; Liens.  Except as set forth in
Schedule 4.9 attached hereto, Merger Sub has good and marketable title to, or valid and subsisting leasehold interests in, all of its properties and assets, real and personal, in each case free and clear of any mortgage, pledge, lien, lease, charge, encumbrance, conditional sale or other title retention agreement, except for the lien of taxes not yet due and payable or being contested in good faith by appropriate proceedings, and except for such imperfections of title and encumbrances, if any, as do not detract from the value, or interfere with the present use, of its properties or assets subject thereto or affected thereby, or otherwise impair their respective business operations. There is not under any lease of real or personal property to which Merger Sub is a party any existing default or event of default or event which with notice or lapse of time or both would constitute a default or event of default.

                 4.10 Adequacy of Patents and Other Rights. Merger Sub has all necessary patents, licenses, trademarks, trade names, copyrights and other rights that are required to conduct business substantially as now being conducted and as proposed to be conducted, and no other right, license or authorization of any kind whatsoever is required to so carry on its business. There is no infringement or claim of any adverse nature with respect to any patent, patent application, license trademark, trade name, copyright or right in any thereof.

                 4.11    Accounts Receivable.  Except as set forth on Schedule
4.11 hereto, the accounts receivable of Merger Sub as shown on its balance sheet at February 29, 1996, or thereafter acquired by it, are usual and normal receivables and, through the continuation of existing collection procedures, are collectible in the aggregate amounts thereof, after allowance for doubtful accounts in the amount of the reserve established therefor. To the knowledge of Merger Sub, such accounts receivable are subject to no valid defenses or offsets except routine customer complaints or warranty demands of an immaterial nature. An adequate reserve for doubtful accounts in the ordinary course of business has been established.

                 4.12 Inventories. Except as set forth on Schedule 4.12 hereto, the inventories of Merger Sub, shown on its balance sheet at February 29, 1996, or thereafter acquired by them, consist of items of a quality and quantity usable or salable in the normal course of its business; the value of all items of obsolete materials and of materials of below standard quality has been written down to realizable market value or adequate reserves have been provided therefor; and the values at which such inventories are carried reflect the normal inventory valuation policies of Merger Sub.

                 4.13 Litigation, etc. Except as set forth in Schedule 4.13 or as disclosed in the Fresh Juice Financial Statements, there are no actions, suits, proceedings or investigations pending or, to the knowledge of Merger Sub, threatened against or affecting Merger Sub, at law or in equity before any court, commission, board, bureau, agency, instrumentality or other governmental authority that may result in any material adverse effect upon the business, assets, liabilities, prospects or condition (financial or otherwise) of Merger Sub or which seems to prevent the consummation of any of the transactions contemplated by this Agreement. To the knowledge of Merger Sub, there are no claims that have not been asserted against it that are probable of assertion.

                 4.14 Consents, etc. Except as set forth in Schedule 4.14 hereof, Merger Sub is not required to obtain any consent, approval, permit or authorization of any person, including, without limitation, any governmental agency or regulatory authority, in connection with the execution, delivery, lawful consummation and performance of this Agreement and the transactions contemplated thereby, or the consummation of the transactions contemplated hereby or thereby.

                 4.15 Existing Contracts. Except as set forth in the Fresh Juice Financial Statement and in Schedule 4.15 hereof, all material contracts, agreements, leases, licenses and understandings to which Merger Sub is a party are in full force and effect and no default, or event which with notice or lapse of time or both would constitute a default, exists in respect thereof on the part of Merger Sub, or the other parties thereto. Except as set forth on
Schedule 4.15 hereto, Merger Sub is not a party to and does not have any obligation, contingent or otherwise, under any (i) written or oral contract not made in the ordinary course of business in excess of $50,000; (ii) employment contract or contract with or for the benefit, directly or indirectly, of any officer, director, shareholder or partner; (iii) collective bargaining agreement with employees; (iv) bonus, pension, profit-sharing, retirement, stock purchase, hospitalization, insurance or other plan providing employee benefits; (v) lease with respect to any property, real or personal, whether as lessor or lessee other than its current corporate headquarters and warehouse;
(vi) contract for the purchase of materials, supplies or equipment, or the provision by Merger Sub of goods or services, for an aggregate price in excess of $25,000; (vii) contract or commitment for capital expenditures in excess of $25,000 in the aggregate; (viii) contract continuing over a period of more than one year from its date in excess of $50,000; (ix) mortgage, loan or credit agreement; (x) contract requiring consent to the transactions contemplated by this Agreement; (xi) guaranty of the obligations of any other person; or (xii) any other material contact, agreement or understanding.

                 4.16 Undocumented Liabilities. Except as set forth in the Fresh Juice Financial Statements and except for property owned by customers and stored upon the premises of Merger Sub for use in future orders of such customers, of which Merger Sub is aware, Merger Sub does not have any liabilities, contingent or otherwise, that are not disclosed in the Merger Sub Financial Statements, including, without limitation, tax liabilities due or to become due, whether disputed or not, except such liabilities as have been incurred in the ordinary course of business.

                 4.17 Taxes. Merger Sub has filed all tax returns which are required to be filed, and has paid all taxes which have become due, pursuant to such returns or pursuant to any assessment received by Merger Sub. Merger Sub has made adequate provision for all taxes due with respect to all periods as to which a return has not yet been filed. There is no tax deficiency proposed or threatened against Merger Sub and no tax returns of Merger Sub are under examination or audit.

                 4.18 Employee Matters. Merger Sub has withheld all amounts required by law or contract to be withheld from the wages or salaries of its employees and is not liable for any arrears or wages or any taxes or penalties for failure to comply with any of the foregoing or for payment to any trust or other fund compensation, social security or other benefits for employees. To its knowledge, Merger Sub has not engaged in any unfair labor practice or discriminated on the basis of race, age, sex or otherwise in its employment conditions or practices with respect to its employees. There are no unfair labor practice or race, age, sex or other discrimination complaints pending, or, to the knowledge of Merger Sub, threatened against Merger Sub Springs by any employee before any domestic (federal, state or local) or foreign board, department, commission or agency nor, to the knowledge of Merger Sub, does any basis therefore exist. There are no existing or, to the knowledge of Merger Sub threatened, labor strikes, disputes, grievances, controversies or other labor troubles affecting the business of Merger Sub. There are not pending or, to the knowledge of Merger Sub, threatened representation questions respecting any employees.

                 4.19 Miscellaneous. Except as set forth in Schedule 4.19 and in the Fresh Juice Financial Statements, Merger Sub:

                 (i) is in substantial compliance with all applicable federal, state and local statutes, codes, ordinances, rules or regulations; Merger Sub has not received any notice of violation of any law, order, regulation or requirements relating to the operation of its business or the ownership of its property;

                 (ii) does not have, as of February 29, 1996, any unfunded costs or obligations in respect of employee benefit plans and does not have unpaid premiums on health, accident, disability or any other insured employee benefits;

                 (iii) has not, since February 29, 1996, permitted any option to renew any lease or any option to purchase any property to expire unexercised, in whole or in part;

                 (iv) has made no express warranty to any person or entity with respect to any product it manufactures or sells or has manufactured or sold and has not made or agreed to make any indemnification payment, or replacement with respect to any product warranty claim, except for the warranties of which true and correct copies have been delivered to Clear Springs and the warranties applicable under the Uniform Commercial Code as in effect from time to time in the State of Florida.

                 4.20 Collective Bargaining Agreement. Merger Sub is not now nor ever has been a party to or bound by any collective bargaining agreement or union contact which covers or covered its employees.

                 4.21    Accounts Receivable.  Except as set forth on Schedule
4.21 hereto, the accounts receivable of Merger Sub as shown on its balance sheet at February 29, 1996, or thereafter acquired by it, are usual and normal receivables and, through the continuation of existing collection procedures, are collectible in the aggregate amounts thereof, after allowance for doubtful accounts in the amount of the reserve established therefor. To the knowledge of Merger Sub, such accounts receivable are subject to no valid defenses or offsets except routine customer complaints of warranty demands of an immaterial nature. An adequate reserve for doubtful accounts in the ordinary course of business has been established.

                 4.22 Tax-Free Reorganization. Merger Sub has not taken nor agreed to take any action nor has knowledge of any fact or circumstance that would prevent the Merger transaction contemplated herein from qualifying as a tax-free reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended.

                 4.23 No Right of Setoff. As of the date hereof, none of the Selling Stockholders is indebted to Merger Sub for any monies and Merger Sub has no right of setoff with respect to any amounts due to the Selling Stockholders from Merger Sub.

                 4.24 Insurance. Merger Sub maintains such policies of insurance in such coverage amounts and for such risks as are generally maintained by companies in the same industry with similar sales volume. As of the date hereof, Merger Sub has not received any notice of cancellation or notice of a material amendment of any such insurance policy or bond or is in default under such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion. All pending material claims under such policies or bonds are disclosed in this Agreement or the Schedules hereto.

                 4.25  Environmental Matters.  Except as disclosed on Schedule
4.25 hereto, Merger Sub has not received any written notice, citation, claim, assessment, proposed assessment or demand for abatement alleging that Merger Sub (either directly or as a successor-in-interest in connection with the enforcement of remedies to realize the value of properties serving as collateral for outstanding loans) is responsible for the correction or clean-up of any condition material to the business, operations, assets or financial condition of Merger Sub. Except as disclosed on Schedule 4.25, Merger Sub has no knowledge that any toxic or hazardous substances or materials have been emitted, generated, disposed of or stored on any property owned or leased by Merger Sub in any manner that violates or, after the lapse of time may violate, any presently existing federal, state or local law or regulation governing or pertaining to such substances and materials.

                 4.26 No Liquidation of Assets. Merger Sub, represents that it has no present plan or intention to liquidate, or cause the liquidation of, Clear Springs or to dispose of or cause the disposition of substantially all of its assets prior to the merger, or to dispose of or cause the disposition of substantially all of the assets formerly owned by Clear Springs after the merger.

                                   ARTICLE 5

                 REPRESENTATIONS AND WARRANTIES OF FRESH JUICE

                 Fresh Juice represents and warrants to each of the Selling Stockholders and Clear Springs as follows:

                 5.1 Organization Standing, etc. Fresh Juice is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted and to execute and deliver this Agreement and to perform the transactions contemplated hereby and its obligations hereunder. Fresh Juice is duly qualified to do business in good standing as a foreign corporation in each jurisdiction in which the property owned, leased or operated by it or the nature of the business now conducted or proposed to be conducted by it makes such qualification necessary. Except as set forth on Schedule 5.1 hereto, Fresh Juice has no subsidiaries or affiliates.

                 5.2 Capitalization. Fresh Juice has an authorized capitalization of 5,200,000 shares of capital stock, consisting of 5,000,000 shares of Fresh Juice Common and 200,000 shares of series preferred stock, par value $10 per share; there are 3,550,062 shares of Fresh Juice Common issued and outstanding and there are no shares of such preferred stock issued and outstanding. All such shares of issued and outstanding Fresh Juice Common have been duly authorized, validly issued and are fully paid and non-assessable. There are 200,000 treasury shares of Fresh Juice Common.

                 5.3 Authorization. Fresh Juice has all requisite corporate power and authority to execute and deliver this Agreement and to perform the transactions contemplated hereby. Fresh Juice has taken all requisite corporate action to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby. This Agreement is the legal, valid and binding obligations of Fresh Juice, enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, moratorium or other laws affecting the enforceability of creditors rights generally and that equitable remedies may be granted in the discretion of a court.

                 5.4 Status of Securities. The shares of Fresh Juice Common to be issued and delivered to the Selling Stockholders pursuant to this Agreement shall be, as of the Effective Time, duly authorized, validly issued, fully paid and nonassessable and free and clear of all liens, security interests, pledges, charges, claims and encumbrances of any kind.

                 5.5 Articles of Incorporation and By-laws. Fresh Juice has delivered to Clear Springs a true, correct and complete copy of its Articles of Incorporation and a true, correct and complete copy of its By-laws, each of which contains all amendments thereto and have been certified by the Secretary of Fresh Juice.

                 5.6 Outstanding Options, Warrants or Other Rights. Except as set forth in Schedule 5.6 hereto, Fresh Juice does not have outstanding any option, warrant of other right permitting or requiring it or others to purchase or convert any obligation into shares of its capital stock and has not agreed to issue or sell any shares of such capital stock; except as provided for herein other than the Stockholders Agreement between Steve Smith and Steven Bogen dated as of the date hereof. Other than the Voting Agreement, dated as of the date hereof, among Craig Lessner, Fresh Juice and the Stockholders named herein. There are no voting trusts or other agreements or understandings with respect to the voting of the shares of capital stock of Fresh Juice, and the shares of the capital stock of Fresh Juice are not subject to any preemptive rights, rights of first refusal or similar rights.

                 5.7 Fresh Juice Financial Statements. Fresh Juice has delivered to Clear Springs and the Selling Shareholders (i) its Annual Report on Form 10-KSB for the fiscal year ended November 30, 1995, as filed with the Securities Exchange Commission ("Fresh Juice Form 10-KSB"); and (ii) its internal monthly financial statements for the quarter ended February 27, 1996 (collectively, the "Fresh Juice Financial Statements"). The foregoing financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods indicated, are complete and correct, and fairly present the financial position and stockholder's equity of Fresh Juice as of the date and for the respective periods indicated. Except as set forth on Schedule 5.7 hereto, the balance sheet as of November 30, 1995 and February 29, 1996, makes full and adequate provision for all fixed and contingent obligations and liabilities of Fresh Juice as of the date and for the periods indicated, and as of February 29, 1996, Fresh Juice does not have any fixed obligations or liabilities not reflected in or adequately reserved against on such balance sheet as of February 29, 1996, or set forth in the Schedules to this Agreement. To the knowledge of Fresh Juice, there is no basis for the assertion against Fresh Juice of any liability or obligation not adequately reflected or reserved against in such financial statements or set forth in the Schedules to this Agreement; Fresh Juice has no liabilities, fixed or contingent, which would adversely affect the conduct of the business of Fresh Juice other than as reflected or reserved against in the balance sheet of Fresh Juice as of February 29, 1996, or set forth in the Schedules to this Agreement.

                 5.8     Certain Changes or Events.  Except as set forth in
Schedule 5.8 hereto or in the Fresh Juice Financial Statements since February 29, 1996, Fresh Juice has not:

                 (i) experienced any change in its condition (financial or otherwise), properties, assets, liabilities, business, operations or prospects other than changes in the ordinary course of business which have not, individually or in the aggregate, had a material adverse effect on its properties, assets, business, operations or financial condition;

                 (ii) declared, set aside made or paid any dividend or other distribution in respect of its capital stock or purchased or redeemed, directly or indirectly, any shares of its capital stock; or

                 (iii) issued or sold any shares of its capital stock of any class, or any options, warrants conversion or other rights to purchase any such shares or any securities convertible into or exchangeable for such shares.

                 (iv) incurred any indebtedness for borrowed money (except borrowings in the ordinary course of business not exceeding $10,000 in the aggregate) or issued or sold any debt securities;

                 (v) mortgaged, pledged, or subjected to any lien, lease, security interest or other charge or encumbrance any of its properties or assets, tangible or intangible, except (i) liens for current taxes not due and payable or being contested in good faith by appropriate proceedings; (ii) liens imposed by law and incurred in the ordinary course of business for obligations not yet due to carriers, warehousemen, laborers, materialmen and the like; and (iii) encumbrances, easements and security interests which do not detract from the value or interfere with the use of the properties affected thereby;

                 (vi) acquired or disposed of any assets or properties of material value except in the ordinary course of business;

                 (vii) forgiven or canceled any debts or claims, or waived any rights, except in the ordinary course of business,

                 (viii) entered into any material transaction other than in the ordinary course of business;

                 (ix) granted to any officer or salaried employee or any class of other employees any increase in compensation in any form in excess of the amount thereof in effect as of February 29, 1996, or any severance or termination pay (other than in amounts consistent with past practices), or entered into any written employment agreement or arrangement with any person;

                 (x) entered into, adopted or amended in any respect any collective bargaining agreement or adopted or amended any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, insurance or other similar plan, agreement, trust, fund or arrangement for the benefit of employees (whether or not legally binding);

                 (xi) suffered any damage, destruction or loss (whether or not covered by insurance) which materially adversely affects its condition (financial or otherwise), properties, assets, business, operations or prospects;

                 (xii) suffered any strike or other labor trouble materially adversely affecting its business, operations or prospects;

                 (xiii) suffered any loss of employees or customers that materially adversely affects or could materially adversely affect its business, operations or prospects; or

                 (xiv) incurred any liability or obligation (fixed or contingent) except (A) liabilities and obligations in the ordinary course of business and (B) other liabilities and obligations not exceeding $10,000 in the aggregate.

                 5.9     Title to Properties; Liens.  Except as set forth in
Schedule 5.9 attached hereto, Fresh Juice has good and marketable title to, or valid and subsisting leasehold interests in, all of its properties and assets, real and personal, in each case free and clear of any mortgage, pledge, lien, lease, charge, encumbrance, conditional sale or other title retention agreement, except for the lien of taxes not yet due and payable or being contested in good faith by appropriate proceedings, and except for such imperfections of title and encumbrances, if any, as do not detract from the value, or interfere with the present use, of its properties or assets subject thereto or affected thereby, or otherwise impair their respective business operations. There is not under any lease of real or personal property to which Fresh Juice is a party any existing default or event of default or event which with notice or lapse of time or both would constitute a default or event of default.

                 5.10 Adequacy of Patents and Other Rights. Fresh Juice has all necessary patents, licenses, trademarks, trade names, copyrights and other rights that are required to conduct business substantially as now being conducted and as proposed to be conducted, and no other right, license or authorization of any kind whatsoever is required to so carry on its business. There is no infringement or claim of any adverse nature with respect to any patent, patent application, license trademark, trade name, copyright or right in any thereof.

                 5.11    Accounts Receivable.  Except as set forth on Schedule
5.11 hereto, the accounts receivable of Fresh Juice as shown on its balance sheet at February 29, 1996, or thereafter acquired by it, are usual and normal receivables and, through the continuation of existing collection procedures, are collectible in the aggregate amounts thereof, after allowance for doubtful accounts in the amount of the reserve established therefor. To the knowledge of Fresh Juice, such accounts receivable are subject to no valid defenses or offsets except routine customer complaints or warranty demands of an immaterial nature. An adequate reserve for doubtful accounts in the ordinary course of business has been established.

                 5.12 Inventories. Except as set forth on Schedule 5.12 hereto or in the Fresh Juice Financial Statements, the inventories of Fresh Juice, shown on its balance sheet at February 29, 1996, or thereafter acquired by them, consist of items of a quality and quantity usable or salable in the normal course of its business; the value of all items of obsolete materials and of materials of below standard quality has been written down to realizable market value or adequate reserves have been provided therefor; and the values at which such inventories are carried reflect the normal inventory valuation policies of Fresh Juice.

                 5.13 Litigation, etc. Except as set forth in Schedule 5.13 or as disclosed in the Fresh Juice Financial Statements, there are no actions, suits, proceedings or investigations pending or, to the knowledge of Fresh Juice, threatened against or affecting Fresh Juice, at law or in equity before any court, commission, board, bureau, agency, instrumentality or other governmental authority that may result in any material adverse effect upon the business, assets, liabilities, prospects or condition (financial or otherwise) of Fresh Juice or which seems to prevent the consummation of any of the transactions contemplated by this Agreement. To the knowledge of Fresh Juice, there are no claims that have not been asserted against it that are probable of assertion.

                 5.14 Consents, etc. Except as set forth in Schedule 5.14 hereto, Fresh Juice is not required to obtain any consent, approval, permit or authorization of any person, including, without limitation, any governmental agency or regulatory authority, in connection with the execution, delivery, lawful consummation and performance of this Agreement and the transactions contemplated thereby, or the consummation of the transactions contemplated hereby or thereby.

                 5.15 Compliance with Other Instruments, etc. Except as set forth in Schedule 5.15 hereto, the execution, delivery and performance of this Agreement by Fresh Juice does not and will not violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with or without due notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Fresh Juice, under any provision of its charter or by-laws, or any contract, mortgage, indenture, lien, license, permit, lease or other agreement or instrument, judgment, decree, ordinance, regulation or order or any other restriction of any other kind or character to which Fresh Juice is a party or by which Fresh Juice or any of its properties, is bound or affected.

                 5.16 Existing Contracts. Except as set forth in the Fresh Juice Form 10-KSB and on Schedule 5.16(a), all material contracts, agreements, leases, licenses and understandings to which Fresh Juice is a party are in full force and effect and no default, or event which with notice or lapse of time or both would constitute a default, exists in respect thereof on the part of Fresh Juice, or the other parties thereto. Except as set forth on Schedule 5.16(b) hereto, Fresh Juice is not a party to and does not have any obligation, contingent or otherwise, under any (i) written or oral contract not made in the ordinary course of business in excess of $50,000; (ii) employment contract or contract with or for the benefit, directly or indirectly, of any officer, director, shareholder or partner other than Smith;
(iii) collective bargaining agreement with employees; (iv) bonus, pension, profit-sharing, retirement, stock purchase, hospitalization, insurance or other plan providing employee benefits; (v) lease with respect to any property, real or personal, whether as lessor or lessee other than its current corporate headquarters and warehouse; (vi) contract for the purchase of materials, supplies or equipment, or the provision by Fresh Juice of goods or services, for an aggregate price in excess of $25,000; (vii) contract or commitment for capital expenditures in excess of $25,000 in the aggregate; (viii) contract continuing over a period of more than one year from its date in excess of $50,000; (ix) mortgage, loan or credit agreement; (x) contract requiring consent to the transactions contemplated by this Agreement; (xi) guaranty of the obligations of any other person; or (xii) any other material contact, agreement or understanding.

                 5.17 Undocumented Liabilities. Except as set forth in the financial statements referred to in Section 5.7 hereof and except for property owned by customers and stored upon the premises of Fresh Juice for use in future orders of such customers, of which Fresh Juice is aware, Fresh Juice does not have any liabilities, contingent or otherwise, that are not disclosed in the Fresh Juice Financial Statements, including, without limitation, tax liabilities due or to become due, whether disputed or not, except such liabilities as have been incurred in the ordinary course of business.

                 5.18 Taxes. Fresh Juice has filed all tax returns which are required to be filed, and has paid all taxes which have become due, pursuant to such returns or pursuant to any assessment received by Fresh Juice. Fresh Juice has made adequate provision for all taxes due with respect to all periods as to which a return has not yet been filed. There is no tax deficiency proposed or threatened against Fresh Juice and no tax returns of Fresh Juice are under examination or audit.

                 5.19 Employee Matters. Fresh Juice has withheld all amounts required by law or contract to be withheld from the wages or salaries of its employees and is not liable for any arrears or wages or any taxes or penalties for failure to comply with any of the foregoing or for payment to any trust or other fund compensation, social security or other benefits for employees. To its knowledge, Fresh Juice has not engaged in any unfair labor practice or discriminated on the basis of race, age, sex or otherwise in its employment conditions or practices with respect to its employees. There are no unfair labor practice or race, age, sex or other discrimination complaints pending, or, to the knowledge of Fresh Juice, threatened against Fresh Juice by any employee before any domestic (federal, state or local) or foreign board, department, commission or agency nor, to the knowledge of Fresh Juice, does any basis therefore exist. There are no existing or, to the knowledge of Fresh Juice threatened, labor strikes, disputes, grievances, controversies or other labor troubles affecting the business of Fresh Juice. There are not pending or, to the knowledge of Fresh Juice, threatened representation questions respecting any employees.

                 5.20    Miscellaneous.  Fresh Juice:

                 (i) is in substantial compliance with all applicable federal, state and local statutes, codes, ordinances, rules or regulations; Fresh Juice has not received any notice of violation of any law, order, regulation or requirements relating to the operation of its business or the ownership of its property;

                 (ii) does not have, as of February 29, 1996, any unfunded costs or obligations in respect of employee benefit plans and does not have unpaid premiums on health, accident, disability or any other insured employee benefits;

                 (iii) has not, since February 29, 1996, permitted any option to renew any lease or any option to purchase any property to expire unexercised, in whole or in part;

                 (iv) has made no express warranty to any person or entity with respect to any product it manufactures or sells or has manufactured or sold and has not made or agreed to make any indemnification payment, or replacement with respect to any product warranty claim, except for the warranties of which true and correct copies have been delivered to Clear Springs and the warranties applicable under the Uniform Commercial Code as in effect from time to time in the State of New York.

                 5.21 Collective Bargaining Agreement. Fresh Juice is not now nor ever has been a party to or bound by any collective bargaining agreement or union contact which covers or covered its employees.

                 5.22 Tax-Free Reorganization. Neither Fresh Juice or any of its subsidiaries has taken or agreed to take any action or has knowledge of any fact or circumstance that would prevent the Merger transaction contemplated herein from qualifying as a tax-free reorganization within the meaning of
Section 368 of the Internal Revenue Code of 1986, as amended.

                 5.23 No Right of Setoff. As of the date hereof, none of the Selling Stockholders is indebted to Fresh Juice for any monies and Fresh Juice has no right of setoff with respect to any amounts due to the Selling Stockholders from Fresh Juice.

                 5.24 SEC Documents. Fresh Juice has made available to Clear Springs (or, with respect to documents filed subsequent to the date of this Agreement, will make available to Clear Springs) a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Fresh Juice with the SEC since January 1, 1993 (such documents, as amended since the time of their filing, being referred to herein as the "Fresh Juice SEC Documents"), which are all the documents (other than preliminary material) that Fresh Juice was required to file with the SEC since such date. As of their respective dates, the Fresh Juice SEC Documents complied or will comply in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act") or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and the rules and regulations of the SEC thereunder applicable to such Fresh Juice SEC Documents, and none of the Fresh Juice SEC Documents contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that disclosures as of a later date shall be deemed to modify disclosures of an earlier date. The financial statements of Fresh Juice included in the Fresh Juice SEC Documents filed and to be filed subsequent to November 30, 1995, comply and will comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC and with respect thereto, have been and will be prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present and will fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount) the consolidated financial position of Fresh Juice as at the dates thereof and the consolidated results of its operations and cash flows or changes in financial position for the periods then ended.

                 5.25 Insurance. Fresh Juice maintains such policies of insurance in such coverage amounts and for such risks as are generally maintained by companies in the same industry with similar sales volume. As of the date hereof, neither Fresh Juice nor any of its Subsidiaries has received any notice of cancellation or notice of a material amendment of any such insurance policy or bond or is in default under such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion. All pending material claims under such policies or bonds are disclosed in this Agreement or the Schedules hereto.

                 5.26  Environmental Matters.  Except as disclosed on Schedule
5.26 hereto neither Fresh Juice nor any of its Subsidiaries has received any written notice, citation, claim, assessment, proposed assessment or demand for abatement alleging that Fresh Juice or any of its Subsidiaries (either directly or as a successor-in-interest in connection with the enforcement of remedies to realize the value of properties serving as collateral for outstanding loans) is responsible for the correction or clean-up of any condition material to the business, operations, assets or financial condition of Fresh Juice or its Subsidiaries. Except as disclosed on Schedule 5.26, Fresh Juice has no knowledge that any toxic or hazardous substances or materials have been emitted, generated, disposed of or stored on any property owned or leased by Fresh Juice or any of its Subsidiaries in any manner that violates or, after the lapse of time may violate, any presently existing federal, state or local law or regulation governing or pertaining to such substances and materials.

                 5.27 No Liquidation of Assets. Fresh Juice, represents that it has no present plan or intention to liquidate, or cause the liquidation of, Clear Springs or to dispose of or cause the disposition of substantially all of its assets prior to the merger, or to dispose of or cause the disposition of substantially all of the assets formerly owned by Clear Springs after the Merger.


                                   ARTICLE 6

               CONDITIONS TO BE SATISFIED AT OR PRIOR TO CLOSING

                 6.1 Unless otherwise waived by Fresh Juice and Merger Sub, the following conditions shall be fulfilled by Clear Springs and/or the Selling Shareholders on or before the Closing Date:

                 (a) Resignation of Officers of Clear Springs. Fresh Juice shall have received, in writing, the resignations, effective as of the Closing Date, of the following directors or officers of Clear Springs which individuals constitute all of Clear Spring's directors and officers:

                         (i)      President, Brian Duffy

                         (ii)     Secretary and Treasurer, Steven Bogen

                 (b) Permits, Approvals, Litigation, etc. Clear Springs and the Selling Stockholders shall have obtained, in form and substance reasonably satisfactory to Fresh Juice and its counsel, all consents, permits, releases and waivers from third parties that may be required in connection with the performance of their respective obligations under this Agreement and the consummation of the transactions contemplated hereby.

                 (c) Accuracy of Representations and Warranties and Performance of Obligations. Clear Springs and the Selling Stockholders shall have each executed and delivered to Fresh Juice and Merger Sub a certificate in which they certify that (i) all representations and warranties of Clear Springs and the Selling Stockholders contained in this Agreement are true and accurate as of the Closing Date; and (ii) the Selling Stockholders and Clear Springs have duly observed all covenants and duly performed all obligations to be observed or performed by them under the Agreement on or before the Closing Date.

                 (d) Merger. All requirements of law necessary to effect the Merger shall have been completed, other than the filing of the appropriate Certificates of Merger with the Secretary of State's office for each of the State of Delaware and Florida.

                 (e) No Violation of Law, etc. There shall be no law and no order shall have been entered and not vacated by a court of competent jurisdiction which enjoins, restrains, makes illegal or otherwise prohibits consummation of the transactions contemplated by this Agreement.

                 (f) Delivery of Clear Springs Stock/ or Cancellation. The Selling Stockholders shall deliver to Fresh Juice certificates representing the shares of Clear Springs Stock set forth in Schedule 3.7 marked for cancellation.

                 6.2 Unless otherwise waived by Clear Springs and the Selling Stockholders, the following conditions shall be fulfilled by Fresh Juice and/or Merger Sub on or before the Closing Date:

                 (a) Permits, Approvals, Litigation, etc. Fresh Juice and Merger Sub shall have obtained, in form and substance reasonably satisfactory to Clear Springs and its counsel, all consents, permits, releases and waivers from third parties that may be required in connection with the performance of their respective obligations under this Agreement.

                 (b) Accuracy of Representations and Warranties and Performance of Obligations. Fresh Juice and Merger Sub shall each have executed and delivered to Clear Springs and the Selling Stockholders a certificate in which they each certify that (i) all the representations and warranties of Fresh Juice and Merger Sub contained in this Agreement are true and accurate as of the Closing Date; and (ii) Fresh Juice and Merger Sub have duly observed all covenants and duly performed all obligations to be observed or performed by them hereunder on or before the Closing Date.

                 (c) Increase of Authorized Shares of Fresh Juice Common. The Shareholders of Fresh Juice shall affirmatively vote to amend the Certificate of Incorporation of Fresh Juice to increase the number of authorized shares of Fresh Juice from 5,000,000 Fresh Juice Common and 200,000 preferred to 20,000,000 shares of common stock and 7,000,000 shares of preferred stock.

                 (d) Delivery of Fresh Juice Common Certificates. Fresh Juice shall have delivered to the Selling Stockholders the stock certificates evidencing The Fresh Juice Common described in Section 1.6(b)(ii).

                                   ARTICLE 7

                                   COVENANTS

                 7.1 Covenants of Fresh Juice. If permitted by applicable federal and state law, Fresh Juice shall account for and treat the Merger for tax purposes as a tax-free reorganization pursuant to Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended.

                 7.2 Interim Period Covenants of Clear Springs. Except as expressly contemplated by this Agreement or except as set forth on Schedule 7.2 or except with the express prior written approval of Fresh Juice and Merger Sub, which shall not be unreasonably withheld, Clear Springs shall not:

                         (i)      amend its charter or by-laws;

                         (ii) issue or agree to issue (by the issuance or granting of options, warrants or rights to purchase stock or otherwise) any shares of capital stock, any securities exchangeable for or convertible into its capital stock, or any other securities;

                         (iii) split, combine or reclassify any shares of its capital stock or declare, set aside or pay any dividends or make any other distributions (whether in cash, stock or other property) in respect of its capital stock or purchase or redeem any of its capital stock;

                         (iv) except as contemplated by Schedule 7.2, enter into any contract, agreement, undertaking or commitment, or take any other action which would have been required to be set forth in Schedule 7.2 if taken or in effect on the date hereof;

                         (v) delay payment of any account payable or other liability in excess of $15,000 individually, or $40,000 in the aggregate, beyond its due date or the date when such liability would have been paid in the ordinary course of business consistent with past practice;

                         (vi) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof, or make any investment, either by purchase of stock or securities or contribution of capital in an other entity or person;

                         (vii) except for prior obligations disclosed on any Schedule hereto, increase the compensation or benefits, payable or to become payable to any directors, officers or employees after the date hereof or take any action with respect to the grant or increase of severance or termination pay payable after the date hereof;

                         (viii) except as required by law or the terms thereof,
                 institute any increase in or otherwise amend any profit sharing, incentive, deferred compensation, insurance, retirement, medical, disability, welfare or other employee benefit plan, agreement, trust or fund;

                         (ix) enter into any contract for the purchase or sale of real estate;

                         (x) enter into any lease that involves payment by Clear Springs in excess of $25,000 individually, or $75,000 in the aggregate, in any year or that has a duration in excess of three years;

                         (xi) enter into any negotiation or transaction relating to the merger or consolidation of, the sale of any shares of capital stock of, Clear Springs, or the sale, lease or other disposition of any substantial portion of the properties or business of Clear Springs;

                         (xii) make any material changes in the commissions or other incentives payable to its sales staff;

                         (xiii) pay any salary to Steven Bogen or Daniel Petry without the approval of the Fresh Juice Board of Directors.

                         (xiv) agree or commit to do or authorize any of the foregoing.

                 7.3 Interim Period Covenants of Fresh Juice and Merger Sub. Except as expressly contemplated by this Agreement or except as set forth on Schedule 7.3 or except with the express prior written approval of Clear Springs, which shall not be unreasonably withheld, Fresh Juice and Merger Sub each shall not:

                         (i)      amend its charter or by-laws;

                         (ii) issue or agree to issue (by the issuance or granting of options, warrants or rights to purchase stock or otherwise) any shares of capital stock, any securities exchangeable for or convertible into its capital stock, or any other securities;

                         (iii) split, combine or reclassify any shares of its capital stock or declare, set aside or pay any dividends or make any other distributions (whether in cash, stock or other property) in respect of its capital stock or purchase or redeem any of its capital stock;

                         (iv)     enter into any contract, agreement,
                 undertaking or commitment, or take any other action which would have been required to be set forth in Schedule 7.3 if taken or in effect on the date hereof;

                         (v) delay payment of any account payable or other liability in excess of $15,000 individually, or $40,000 in the aggregate, beyond its due date or the date when such liability would have been paid in the ordinary course of business consistent with past practice;

                         (vi) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof, or make any investment, either by purchase of stock or securities or contribution of capital in an other entity or person;

                         (vii) except for prior obligations disclosed on any Schedule hereto, increase the compensation or benefits, payable or to become payable to any directors, officers or employees after the date hereof or take any action with respect to the grant or increase of severance or termination pay payable after the date hereof;

                         (viii) except as required by law or the terms thereof,
                 institute any increase in or otherwise amend any profit sharing, incentive, deferred compensation, insurance, retirement, medical, disability, welfare or other employee benefit plan, agreement, trust or fund;

                         (ix) enter into any contract for the purchase or sale of real estate;

                         (x) enter into any lease that involves payment by Fresh Juice or Merger Sub in excess of $25,000 individually, or $75,000 in the aggregate, in any year or that has a duration in excess of three years;

                         (xi) enter into any negotiation or transaction relating to the merger or consolidation of, the sale of any shares of capital stock of, Fresh Juice or Merger Sub, or the sale, lease or other disposition of any substantial portion of the properties or business of Fresh Juice or Merger Sub;

                         (xii) make any material changes in the commissions or other incentives payable to its sales staff;

                         (xiii) agree or commit to do or authorize any of the
                 foregoing.

                 7.4     Mutual Covenants.

                         (a)      Prior to the Closing Date, except as
otherwise provided for herein, each of Clear Springs, Fresh Juice and Merger Sub covenants to the other parties that it will (A) operate its business only in the usual, regular and ordinary manner and, to the extent consistent with such operation, will use its best efforts to (i) preserve its present business organization intact, (ii) keep available the services of its officers and employees, and (iii) preserve its present relationships with persons having business dealings with it, and (B) maintain its properties in customary repair, order and condition, reasonable wear and use and damage by fire or unavoidable casualty except and to maintain adequate insurance upon all of its properties, at least in such amounts and of such kinds comparable to that in effect as of the date hereof.

                         (b)      After the Closing Date, Clear Springs, the
Selling Stockholders, Fresh Juice and Fresh Juice Florida, shall not (1) liquidate, or cause a liquidation of, Clear Springs, or dispose of, or cause the disposition of, substantially all of its assets prior to the merger; or (2) dispose of, or cause the disposition of, substantially all of the assets formerly owned by Clear Springs after the merger in any manner which would adversely affect the tax-free nature of the Merger.

                                   ARTICLE 8

                                INDEMNIFICATION

                 8.1 Indemnification by the Selling Stockholders and Clear Springs.

                 (a) Each of the Selling Stockholders and Clear Springs agrees subsequent to the Closing to indemnify and hold each of Fresh Juice and Merger Sub and their respective shareholders, subsidiaries, representatives and affiliates and persons serving as officers, directors, partners, employees or agents thereof harmless from and against any damages, liabilities, losses, taxes, fines, penalties, costs, and expenses (including, without limitation, reasonable fees of counsel) of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing pursuant to this Section 8.1) which may be sustained or suffered by any of them arising out of or based upon any of the following matters:

                         (i)      fraud, intentional misrepresentation or a
deliberate or willful breach by any of the Selling Stockholders or Clear Springs of any of their respective representations, warranties or covenants under this Agreement; or

                         (ii)     any other material breach of any
representation, warranty or covenant of the Selling Stockholders or Clear Springs under this Agreement or in any certificate delivered by any of the Selling Stockholders or Clear Springs hereunder, or by reason of any material claim, action or proceeding asserted or instituted growing out of any matter or thing constituting a material breach of such representations, warranties or covenants, provided, however, that any claims for indemnification pursuant to this subsection (ii) shall be limited to the sum of the dollar value of the Merger Consideration as of the date hereof (with such indemnification to be paid in shares of Fresh Juice Common with a per share credit equal to the greater of the per share price on the date of the receipt by the indemnifying party of a notice of the claim or the Closing Date); provided, further, however, that there shall be no limitation in claims for indemnification related to Sections 3.4, 3.6, 3.7, 3.19 and 3.26 hereof.

                 (b) Other than as provided by law, this Section 9 contains the sole remedies of the parties hereto with respect to claims arising from the subject matter of this Section 9.

                 8.2 Indemnification by Fresh Juice and Merger Sub. (a) Fresh Juice and Merger Sub agree to indemnify and hold Clear Springs and each of the Selling Stockholders and their respective shareholders, subsidiaries, representatives and affiliates and persons serving as officers, directors, partners, employees or agents thereof harmless from and against any damages, liabilities, losses, taxes, fines, penalties, costs, and expenses (including, without limitation, reasonable fees of counsel) of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing pursuant to this Section 8.2) which may be sustained or suffered by any of them arising out of or based upon any of the following matters:

                         (i)      fraud, intentional misrepresentation or a
deliberate or willful breach by Fresh Juice or Merger Sub of any of their representations, warranties or covenants under this Agreement; or

                         (ii)     any other breach of any representation,
warrant or covenant of Fresh Juice or Merger Sub under this Agreement or in any certificate delivered by Fresh Juice or Merger Sub hereunder, or by reason of any claim, action or proceeding asserted or instituted growing out of any matter or thing constituting a breach of such representations, warranties or covenants; provided, however, that any claims for indemnification pursuant to this subsection (b) shall be limited to the sum of the dollar value of the Merger Consideration as of the date hereof, provided, further, however, that there shall be no limitation in claims for indemnification related to Sections 5.4, 5.6, 5.18 and 5.26 hereof.

                 (b) Other than as provided by law, this Section 9 contains the sole remedies of the parties hereto with respect to claims arising from the subject matter of this Section 8.

                 (c) Notwithstanding anything to the contrary contained in this Section 8.2 neither Fresh Juice nor Merger Sub shall be required to indemnify, or shall be held liable for any damages, liabilities, losses, taxes, penalties, costs or expenses (including, without limitation, reasonable fees of counsel) of any kind or nature whatsoever to any of the Selling Shareholders in the event the Merger is not accounted for, and so treated, as a tax-free reorganization pursuant to Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended, if Fresh Juice determines in good faith that it is unable in accordance with applicable federal or state law to so account for, and so treat, the Merger for tax purposes as provided for in Section 9.1 hereof.

                 8.3 Notice; Defense of Claims. Promptly after receipt by an indemnified party of notice of any claim, liability or expense to which the indemnification obligations hereunder would apply, the indemnified party shall give notice thereof in writing to the indemnifying party, but the omission to so notify the indemnifying party promptly will not relieve the indemnifying party from any liability except to the extent that the indemnifying party shall have been prejudiced as a result of the failure or delay in giving such notice. Such notice shall state the information then available regarding the amount and nature of such claim, liability or expense and shall specify the provision or provisions of this Agreement under which the Liability or obligation is asserted. If within twenty (20) days after receiving such notice the indemnifying party gives written notice to the indemnified party stating that it disputes and intends to defend against such claim, liability or expense at its own cost and expense, then counsel for the defense shall be selected by the indemnifying party (subject to the consent of the indemnified party which consent shall not be unreasonably withheld) and the indemnified party, shall make no payment on such claim, liability or expense as long as the indemnifying party is conducting a good faith and diligent defense. Notwithstanding anything herein stated, the indemnified party shall at all times have the right to fully participate in such defense at its own expense directly or through counsel; provided, however, if the named parties to the action or proceeding include both the indemnifying party, and the indemnified party and representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the expense of separate counsel for the indemnified party shall be paid by the indemnifying party. If no such notice of intent to dispute and defend is given by the indemnifying party, or if such diligent good faith defense is not being or ceases to be conducted, the indemnified party, shall, at the expense of the indemnifying party, undertake the defense of such claim, liability or expense (with counsel selected by the indemnified party), and shall have the right to compromise or settle the same (exercising reasonable business judgment). If such claim, liability or expense is one that by its nature cannot be defended solely by the indemnifying party, then the indemnified party shall make available all information and assistance that the indemnifying party may reasonably request and shall cooperate with the indemnifying party in such defense, provided that the indemnifying party reimburses the indemnified party for its reasonable cost and expenses incurred in connection therewith.

                 8.4 Indemnification of Bogen and Duffy Guarantees. Fresh Juice shall, as of the Effective Date and at all times subsequent thereto, indemnify and hold harmless Steven Bogen and Brian Duffy against any and all liabilities and obligations arising out of the personal guarantees which Bogen and Duffy have executed in favor of SouthTrust Bank.

                                   ARTICLE 9

                                  TERMINATION

                 9.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:

                 (a)     by mutual consent of the parties hereto;

                 (b) by any of the parties hereto, if a foreign or domestic court of competent jurisdiction or domestic governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling (other than an ex-parte order or temporary restraining order) or taken any other action, in each case restraining, enjoining or otherwise prohibiting the transactions contemplated by the Agreement; provided, however, that if Clear Springs, Fresh Juice, Merger Sub or Steven Smith are the plaintiff in the action resulting in such order, decree or ruling or are the entity which instigated or initiated the action resulting in such order, decree or ruling, such order, decree or ruling shall not serve as a basis for such party or its subsidiary or affiliate(s) to terminate this Agreement;

                                   ARTICLE 10

                                    GENERAL

                 10.1 Expenses. Whether or not the Closing occurs, all costs and expenses in connection with the negotiations and preparations with respect to this Agreement and the transactions contemplated thereby will be borne by the party incurring such cost or expense.

                 10.2 Publicity. So long as this Agreement is in effect, none of the parties hereto shall, or permit any of their representatives or affiliates to, issue or cause the publication or dissemination of any press release with respect to this Agreement or any of the transactions contemplated hereby, except with the agreement of the other parties hereto; provided that any party hereto or any affiliate thereof may make such an announcement without the agreement of the other parties if required by law or by the rules of any exchange on which their securities are traded.

                 10.3 Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

                 10.4 Notices. All notices and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when (i) delivered in person, (ii) by facsimile transmission, upon receipt, (iii) one business day after having been sent by overnight courier, or (iv) five (5) days after being mailed by registered or certified first class mail, postage prepaid, return receipt requested, to the parties hereto at the following addresses:

                 If to Fresh Juice or Merger Sub, addressed to such party, care of:

                         The Fresh Juice Company, Inc.
                         350 Northern Boulevard
                         Great Neck, New York 11021
                         Attention: Steven Smith
                         Facsimile No.: (516-482-5453)

If to any Selling Stockholder or Clear Springs, addressed to such party, care of:

                         Clear Springs Citrus, Inc.
                         35 Walnut Avenue
                         Clark, New Jersey 07066
                         Attention: Steven M. Bogen
                         Facsimile No. (908) 388-2954

with a copy to:          Bourne, Noll & Kenyon
                         382 Springfield Avenue
                         Summit, New Jersey 07901
                         Attn:  Craig M. Lessner, Esq.
                         Facsimile No. (908) 277-6808

and a copy to:           Honigman Miller Schwartz and Cohn
                         390 N. Orange Avenue, Suite 1300
                         Orlando, Florida 32801
                         Attention: David S. Oliver, Esq.
                         Facsimile No. (407) 648-1155

and a copy to:           Carmen Catino, Esq.
                         Law Office of Carmen A. Catino
                         5801 North Northwest Highway
                         Chicago, Illinois  60631
                         Facsimile No. 1-312-792-5411

                 10.5 Waivers. No waiver of any term, covenant or condition of this Agreement shall be effective unless made in a written instrument duly executed by or on behalf of the party entitled to the benefits thereof.

                 10.6 Amendments. The parties may agree to the amendment or modification of this Agreement solely by an agreement in writing executed by or on behalf of each of the parties hereto.

                 10.7 Successors and Assigns. This Agreement binds, inures to the benefit of, and is enforceable by the successors and assigns of the parties hereto, and does not confer any right on any other persons or entities.

                 10.8 GOVERNING LAW. THE EXECUTION, VALIDITY, CONSTRUCTION AND PERFORMANCE OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA, WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

                 10.9    Submission to Jurisdiction.

                 (a) In the event Clear Springs or any of the Selling Stockholders shall commence any legal proceeding with respect to this Agreement, each of them agrees to submit themselves to the jurisdiction of the courts of the Florida and the United States District Court for the Middle District of Florida for the resolution of any dispute in connection with or arising out of this Agreement and the transactions contemplated hereunder

                 (b) In the event any of Fresh Juice or Merger Sub shall commence any legal proceeding with respect to this Agreement, each of them agrees to submit themselves to the jurisdiction of the courts of the State of Florida and the United States District Court for the jurisdiction covering the Middle District of Florida for the resolution of any dispute in connection with or arising out of this Agreement and the transactions contemplated hereunder.

                 10.10 No Broker. Each of the parties hereto represents and warrants to each of the other parties that all negotiations with respect to this Agreement and the transactions contemplated hereby have been conducted by the parties directly with each other without the intervention or aid of any person in such manner as to give rise to any valid claim against any of the parties hereto for a brokerage commission or other like payment.

                 10.11 No Other Inducement. No representation, promise or inducement has been made by either party that is not embodied in this Agreement, and neither party shall be bound by or liable for any alleged representation, promise or inducement not so set forth.

                 10.12 Captions. The captions of this Agreement are for convenience of reference only and shall not affect in any manner any of the terms, covenants or conditions hereof.

                 10.13 Survival of Representations, Warranties and Agreements. The representations, warranties, agreements, covenants and obligations set forth in this Agreement or in any schedule, exhibit or certificate delivered by any party hereto to any other party hereto in connection with this Agreement or the transactions contemplated hereby shall survive until June 30, 1996; provided, however, that the representations and warranties contained in Sections 3.4, 3.6, 3.7, 3.19, 3.26, 5.4, 5.6, 5.18 & 5.26 hereof shall survive for a period of one (1) year from the date hereof and any party aggrieved by such breach of any representation or warranty shall institute suit not later than two (2) years from the Effective Time and their claim shall be waived if suit is not instituted by such date.

                 10.14 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force ant effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

                 10.15 Entire Agreement. This Agreement is complete and constitutes the entire agreement and supersedes any and all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, is not intended to confer upon any other person any rights or remedies hereunder.

                 10.16 Assignment. This Agreement and the right and obligations hereunder shall not be assigned or otherwise transferred, except that Merger Sub may assign all or any of its rights and obligations hereunder to any wholly-owned subsidiary of Fresh Juice.

                 10.17 No Third Party Beneficiary. Nothing in this Agreement shall confer upon any person or entity not a party hereto, or the legal representatives of such person or entity, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement.

                 IN WITNESS WHEREOF, the partes hereto have caused this Agreement to be duly executed pursuant to due authorization on the date first above written.

                                THE FRESH JUICE COMPANY, INC.


                                By: /s/ Steven Smith
                                    -----------------------------------------
                                        Steven Smith, Chief Executive Officer

                                THE FRESH JUICE COMPANY OF FLORIDA,
                                INC.


                                By: /s/ Steven Smith
                                    -----------------------------------------
                                        Steven Smith, Chief Executive Officer


                                CLEAR SPRINGS CITRUS, INC.


                                By: /s/ Brian Duffy
                                    -----------------------------------------
                                        Brian Duffy, President


                                THE BOGEN GROUP, L.L.C.


                                By: /s/ Steven M. Bogen
                                    -----------------------------------------
                                        Steven M. Bogen, Managing Member


                                /s/ Brian Duffy
                                ---------------------------------------------
                                        Brian Duffy, individually

                                SCHEDULE 1.5(c)

                 LIST OF OFFICERS OF THE SURVIVING CORPORATION


Steve Smith               President and Assistant Secretary

Steven M. Bogen           Chief Executive Officer and Secretary

Mark Feldman              Treasurer

                               SCHEDULE 2.1(b)
             CONFLICTS WITH EXISTING AGREEMENTS OF CLEAR SPRINGS

         1. The Merger Agreement conflict with Section 5.4 of the Loan Agreement dated 10/26/95 between Clear Springs and SouthTrust Bank of Orlando.

         2. The Merger Agreement accelerates certain obligations of Clear Springs under the Agreement and Release executed by Clear Springs and H. Stuart Hall (among others) in March of 1994.

                                  SCHEDULE 2.4
                              AFFILIATE CONTRACTS

         1. See Schedule 2.5; the agreements set forth in paragraphs 1 through 8 of Schedule 2.5 constitute agreements required to be disclosed pursuant to Section 2.4.

         2. That certain Agreement and Release executed in March of 1994 by and between Clear Springs and H. Stuart Hall (among others).

                                 SCHEDULE 2.5
            CLEAR SPRINGS SHAREHOLDER OPTIONS, WARRANTS OR RIGHTS

         ALL ITEMS DISCLOSED ON ANY SCHEDULE SHALL BE DEEMED DISCLOSED ON ALL SCHEDULES TO THIS AGREEMENT.

         THE FRESH JUICE COMPANY, INC. IS CHARGED WITH KNOWLEDGE OF ALL AGREEMENTS TO WHICH IT IS A PARTY.

                                 Clear Springs

         1.      Shareholders Agreement dated January 22, 1993.

         2.      Addendum to Purchase and Shareholder Agreement dated January
22, 1993.

         3. Agreement Between Shareholders dated April 28, 1994, between Steve Bogen and Brian Duffy shall each have a right of first refusal relative to the sale/purchase of the shares of capital stock of Clear Springs owned by each.

         4. Clear Springs Shareholders' Agreement dated August 24, 1994, among Bogen, Rountree and Petry (annexed hereto) pursuant to which one share of Petry's Clear Springs Stock has been reallocated one-third to Bogen, one-third to Rountree and one-third to Petry to be consistent with the parties' intent that together Bogen, Rountree and Petry were to own and control 42.5% of the shares of Clear Springs in the aggregate and exactly one-third of that amount each.

         5. Shareholders' Agreement dated 8/2/95 among Clear Springs, Duffy and the Bogen Group, LLC.

         6.      Agreement Amending the Stock Purchase Agreement dated August
2, 1995.

         7. Redemption Agreement dated March 11, 1996, wherein Clear Springs redeemed 178.49848 shares of Common Stock from Duffy.

         8. Clear Springs has an obligation to make a minimum annual distribution to its shareholders equal to the tax liability of such shareholders resulting from Clear Springs' prior year's income and its Subchapter S corporation status during the prior year. Fresh Juice acknowledges that Clear Springs shall make or be permitted to make a distribution to Brian Duffy and the Bogen Group to satisfy the above-described obligation at, prior to, or following closing of the transactions contemplated in the Agreement unless satisfactory alternate arrangements have been made. In addition, to the extent Clear Springs' income for any year is increased as a result of any adjustments made as a result of any audit performed by any taxing authority or outside auditors, Clear Springs shall be obligated to meet its obligation by making distributions based on the higher income figures. Fresh Juice acknowledges and consents to Clear Springs meeting this obligation.

         9. Clear Springs has a "Groupmed $15 Gold Piece" medical and hospitalization plan for its salaried employees through American Medical Security.

                                 SCHEDULE 3.1
                 SUBSIDIARIES OR AFFILIATES OF CLEAR SPRINGS





                                      NONE

                                  SCHEDULE 3.6
                   CLEAR SPRINGS OPTIONS, WARRANTS AND RIGHTS





                                      NONE

                                SCHEDULE 3.8(a)
                   CLEAR SPRINGS BALANCE SHEET DATED 12/31/95

                                  SCHEDULE 3.9
           CHANGES IN BALANCE SHEET OF CLEAR SPRINGS SINCE 2/29/96


         1. Non-interest bearing Note in favor of Brian Duffy dated 3/11/96 in the original principal amount of $68,000.

                                 SCHEDULE 3.10
                      LIENS AGAINST CLEAR SPRINGS PROPERTY
                        AND LEASES CURRENTLY IN DEFAULT

         1. Clear Springs is the maker on the following promissory notes which are secured by the following personal property:


330/NOTE PAYABLE    -     REVOLVING NOTE / SOUTHTRUST BANK:
                          First lien on all accounts receivable and books and
                          records pertaining thereto, and proceeds  therefrom,
                          now owned and hereafter acquired.

384/NOTE PAYABLE    -     BUSINESS CREDIT LEASING #2:
                          Videoject Printer - Maxum SSC

386/NOTE PAYABLE    -     FORD MOTOR CREDIT:
                          1989 Ford Truck Model LT8000

387/NOTE PAYABLE    -     CITICORP:
                          1993 Barrett WP40 Forklift

388/NOTE PAYABLE    -     ORIX CREDIT ALLIANCE:
                          1988 Yard Dog Model TJ4000

390/NOTE PAYABLE    -     CITICORP #2:
                          1987 Nissan Forklift

391/NOTE PAYABLE    -     ASSOCIATES LEASING, INC.:
                          1994 Barrett WP40 Pallet Jack

392/NOTE PAYABLE    -     A T & T LEASING #1:
                          Computer equipment & Accpac software

393/NOTE PAYABLE    -     A T & T LEASING #2:
                          Merlin Legend phone system

None of these leases are currently in default.

         2. Clear Springs has entered into Lease Agreements with Robert H. Freeman, Robert H. Freeman, Trust, and Harriette W. Grimes and Larry Grimes, for real property located in Winter Garden, Florida, used in conjunction with Clear Springs' business operation. Pursuant to Chapter 83, Florida Statutes, in the event that Clear Springs defaults under its obligations under any such lease, the landlord under any such lease has a lien against all property of the tenant located on the premises, at the time of default in an amount equal to any unpaid rent under the terms of the leases. As of the date of closing of this transaction, Clears Springs is in compliance with each and every lease referenced hereinabove, and no default has been declared.

         Clear Springs is current on its payment obligations under all of its leases of real property. Annexed hereto is a copy of separate Lease Agreements relating to Clear Springs' office and warehouse premises located at 76 8th Street, Winter Garden, Florida, 522 E. Bay Street, Winter Garden, Florida and 700 E. Bay Street, Winter Garden, Florida. The leases relative to 522 and 700
E. Bay Street have expired and Clear Springs occupies such premises on a month-to-month basis. The third lease, for the premises at 76 8th Street is current and expires 12/31/98.

                                 SCHEDULE 3.11
                     CLEAR SPRINGS' PATENTS AND TRADEMARKS

         Other than common law protection to the trade name "Clear Springs Citrus" and "Clear Springs," and the trademark of Clear Springs Citrus, Clear Springs does not own and hold any patents, licenses, trademarks, trade names, or copyrights.

         In connection with the Employment Agreement dated August 12, 1994 with Richard Blackwelder, Clear Springs purchased the rights to the logo and tradename of "Blackwelder Groves" by virtue of Trademark Registration No. 1,113,757 issued February 20, 1979 by the U.S. Patent and Trademark Office.

                                 SCHEDULE 3.12
                      PENDING LITIGATION OF CLEAR SPRINGS


1.       The following lawsuits have been threatened against Clear Springs:

         A. Burns International Security Service ("Burns") - suit against Clear Springs for approximately $9,000 in outstanding invoices for security services provided by Burns. Clear Springs contests the payments that are due because the services provided were wholly and grossly inadequate. No suit has been filed; however, demand letters have been exchanged.

         B. Cummins, Inc. - Cummins, Inc. is threatening to sue Clear Springs for failing to pay an invoice for the repair of an engine that malfunctioned in a piece of equipment (Yard Dog). Clear Springs contends that the engine was faulty and should have been covered under warranty. Cummins contends that the engine malfunction is due to neglect and lack of maintenance. No suit has been filed, however, demand letter have been exchanged.

2.       Clear Springs is the plaintiff in the following causes of action:

         A. Clear Springs Citrus, Inc. v. Hotz Citrus Products, Inc. - Clear Springs is suing Hotz Citrus Products, Inc. on an outstanding promissory note in the original principal amount of $13,000. Richard Hotz of Hotz Citrus was served with process and a copy of the Complaint in early March of 1996. No answer has been filed yet.

         B. H. Stuart Hall and Clear Springs Citrus, Inc. v. Cherry Lea and Earnest Rocco Fullerton - Clear Springs and H. Stuart Hall have sued the Fullertons for civil theft and fraud in connection with the purchase by Clear Springs of a Mercedes automobile from the Fullertons. Evidently the odometer had been "rolled back" prior to the purchase of this vehicle. The Mercedes was originally purchased by H. Stuart Hall when he was president of Clear Springs for use as his company vehicle. Because of the discrepancy in the mileage, the car could not legally be registered in the state of Florida. Thus, the vehicle was sold at a severe discount a couple years ago.

         The parties entered into a settlement agreement whereby the Fullertons were required to pay $100.00 a month to Clear Springs over an extended period of time. The Fullertons have never made any payments under the Settlement Agreement.

3. Clear Springs has been served with a Deposition Subpoena For Production of Business Records in connection with an action entitled Kerry Harr v. Frosty Fruits, Inc., a California corporation, and Glen F. Richey, an individual, Gelson's market, Costco, a California corporation, et al., in case no 250429, venued In and For the Superior Court of California, County of Riverside. The documents were originally scheduled to be produced in August, 1994. Clear Springs did not produce the documents and has not been contacted again regarding this matter. Clear Springs has not, to its knowledge, been named as a defendant in this action.

4. Workers' Compensation Claim. Henry Durant, a former employee of Clear Springs Citrus, Inc., has alleged a workers' compensation claim against Clear Springs Citrus, Inc., arising out of an alleged accident on April 24, 1993. Clear Springs carried workers' compensation coverage through the following company:

                          General Accident Insurance Companies
                          P.O. Box 945601
                          Maitland, FL  32794-5601
                          (800) 432-4879
                          Claim Number:  ###-##-####

         General Accident has accepted the defense of and provided coverage for this claim and has retained the following counsel to represent Clear Springs in this matter:

                          Rex A. Hurley
                          Hurley & Rogner, P.A.
                          201 South Orange Avenue
                          Suite 640
                          Orlando, FL  32801

         A merit hearing is currently scheduled for May 1, 1996.

                                SCHEDULE 3.13
                UNUSUAL ACCOUNTS RECEIVABLES OF CLEAR SPRINGS





                                      NONE

                                 SCHEDULE 3.14
                      UNSALABLE INVENTORY OF CLEAR SPRINGS





                                      NONE

                                 SCHEDULE 3.15
                   CONSENTS REQUIRED FOR EXECUTION OF MERGER
                           AGREEMENT BY CLEAR SPRINGS


Board of Directors:
         Steven Bogen
         Brian Duffy


Shareholders:
         Brian Duffy
         Bogen Group, LLC

                                 SCHEDULE 3.16
                     REQUIRED COMPLIANCE BY CLEAR SPRINGS WITH OTHER INSTRUMENTS

         1. The Loan Agreement dated 10/26/95 between Clear Springs and SouthTrust Bank of Orlando.

         2.      March 1994, Agreement and Release with H. Stuart Hall.

                               SCHEDULE 3.17(a)
           EXISTING CONTRACTS OF CLEAR SPRINGS CURRENTLY IN DEFAULT



         1.      Employment Agreement with Richard Blackwelder dated August 12,
1994.

                                SCHEDULE 3.17(b)
                 EXISTING CONTRACTS/AGREEMENTS OF CLEAR SPRINGS


1.       EQUIPMENT LEASE AGREEMENTS

                                                                    MONTHLY                START
COMPANY                         EQUIPMENT LEASE                     PAYMENT                DATE                TERM
- -------                         ---------------                     -------                ----                ----
Rollins Lsg Corp.               1995 Freightliner/Reefer            $  1231.00             1/27/95             72 Months

Rollins Lsg Corp.               1995 Freightliner/Reefer            $  1231.00             8/19/94             72 Months

Rollins Lsg Corp.               1993 Int'l Navistar/Reefer          $  1210.00             8/17/94             48 Months

Mercedes Benz Credit            1993 Freightliner/Reefer            $   980.09             6/21/93             36 Months

Automatic Machinery             (7) Brown Extractors                $  8148.75             9/14/91             Yr. To Yr.

U.S. Airmotive, Inc.            42" Forklift                        $   258.58              5/1/92             60 months

Aaron Rents, Inc.               Office Furniture                    $   422.00              6/2/93             Mo. To Mo.

National Guardian               Alarm System                        $    32.00             9/18/92             5 Years

Ford Motor Credit               94 Ford Explorer                    $   520.46             8/21/94             36 Months

Lexus Financial Serv.           95 Lexus LS400                      $   850.00             5/26/95             48 Months

Dept. of Citrus                 FMC Extractor                       $12,000.00              8/1/95             1 year
                                                                    (one payment)

2.       REAL PROPERTY LEASE

         A. Lease for 76 8th St., Winter Garden, Florida with Larry A. and Harriette W. Grimes which expires 12/31/98


3.       AGREEMENTS WITH FORMER EMPLOYEES

         A. On December 8, 1995, Clear Springs entered into an employment termination agreement with Bobby Martin wherein Clear Springs is obligated to pay Martin $1,000 per week for 15 weeks from December 15, 1995.

         B. On January 8, 1996, Clear Springs entered into a Severance Agreement with Nancy Cini wherein a one time lump sum payment of $25,000 was made.

         C.      Agreement and Release executed with H. Stuart Hall in March of
                 1994.

4. UNIFORM RENTAL: Clear Springs has a rental agreement with UniFirst for employee uniforms. The cost varies with the amount of uniforms provided.

5. COMMISSION AGREEMENTS: Clear Springs has Commission Agreements with Richard Blackwelder, Lou Davis and Craig Moynihan.

                                 SCHEDULE 3.18
              MATERIAL LIABILITIES OF CLEAR SPRINGS NOT DISCLOSED
                           ON 12/31/95 BALANCE SHEETS





                                      NONE

                                 SCHEDULE 3.19
                                TAX DEFICIENCIES

         1. Clear Springs may have liability for past unpaid Sales Tax to the State of Florida, due to conflicting interpretations of Florida Statutes governing sales tax. The officers and directors of Clear Springs estimate that this tax liability should not exceed $25,000.

                                 SCHEDULE 3.20
              EXISTING/THREATENED LABOR PROBLEMS OF CLEAR SPRINGS


         1.      See Henry Durant claim disclosed in Schedule 3.12.

                                SCHEDULE 3.23(v)
               OUTSTANDING EXPRESS WARRANTIES OR INDEMNIFICATION
                           PAYMENTS OF CLEAR SPRINGS





                                      NONE

                                 SCHEDULE 3.26
                 ENVIRONMENTAL MATTERS AFFECTING CLEAR SPRINGS





                                      NONE

                            SCHEDULE 4.3(b) AND 4.14
                        NO CONFLICTS AND CONSENTS, ETC.


         1. The execution and deliver of, and performance of the transactions contemplated by, this Agreement require the prior approval of Chemical Bank in accordance with the terms of that certain $1,100,000 secured Short Form Term Loan Agreement, dated October 3, 1995, and related loan documents among Fresh Juice, as guarantor, The Fresh Juice Company of Florida, Inc., as borrower, and Chemical Bank. A copy of such Short Form Term Loan is attached as an exhibit to Fresh Juice's 1995 Form 10-KSB previously delivered to Ultimate and the Selling Stockholders and is incorporated herein by reference.

                 Such consent has been sought, and as of the date hereof, has not bee obtained, As a result, upon execution and deliver of, and consummation of the transactions contemplated by, this Agreement, an event of default will have occurred under such Short Form Term Loan Agreement, and Fresh Juice and The Fresh Juice Company of Florida, Inc. will each be in violation of the terms and conditions thereof.

                                  SCHEDULE 4.8

                           CERTAIN CHANGES OR EVENTS


         1. In addition to the acquisition, financing and equipping of Fresh Juice's Florida facility (referred to as the Florida Plant in Fresh Juice's 1995 Form 10-KSB), Fresh Juice has continued to expend funds in equipping, maintaining and operating the Florida Plant. As of the date hereof, Fresh Juice has expended approximately $600,000 since November 30, 1995 in connection with capital expenditures relating to the Florida Plant. Such expenditures have adversely altered, among other things, the financial condition of Fresh Juice since November 30, 1995.

         2. The financial condition, business, operations and prospects of Fresh Juice has also been adversely effected by the increase in fruit prices and operating costs and increased competition, all of which have combined to reduce Fresh Juice's gross margins.

         3. On March 28, 1996, Chemical Bank canceled Fresh Juice's $1,500,000 line of credit. No amounts had been drawn down by Fresh Juice on such line of credit.

         4. Consummation of the transactions contemplated by the Agreement will result in an event of default under that certain $1,100,000 secured Short Form Term Loan Agreement, dated October 3, 1995, and related loan documents among Fresh Juice, as guarantor, The Fresh Juice Company of Florida, Inc., as borrower, and Chemical Bank. A copy of such Short Form Term Loan is attached as an exhibit to Fresh Juice's 1995 Form 10-KSB previously delivered to Clear Springs and the Selling Stockholders and is incorporated herein by reference.


         5. The Manufacturing and Distribution Agreement among Fresh Juice, Sun Orchard of Florida and Sun Orchard, Inc. (previously delivered to Clear Springs and the Selling Stockholders) described in Fresh Juice's 1995 Form 10-KSB has been declared null and void by each of the parties thereto.

         6. See also Schedules 5.6 (Outstanding Options, Warrants and Other Rights), 5.11 (Accounts Receivables) and 5.13 (Litigation) each of which is incorporated herein by reference.

                                  SCHEDULE 4.9

                           TITLE TO PROPERTIES; LIENS




1. Purchase Money Mortgage between Fresh Juice and Fantasy-BlankeBaer Corporation on the Florida Plant securing payment under that certain Promissory
Note in the aggregate principal amount of $475,000 made by Fresh Juice in favor of Fantasy-BlankeBaer Corporation. (Exhibits 10.6 and 10.7 to the Fresh Juice 1995 Form 10-KSB and incorporated herein by reference).

2. Loan Agreement between Fresh Juice and Chemical Bank in the aggregate amount of $1,100,00 which loan is secured by a first priority lien on all of the equipment, including, but not limited to, machinery and furniture and fixture of Fresh Juice and The Fresh Juice Company of Florida, Inc. (Exhibit
10.4 to the Fresh Juice 1995 Form 10-KSB and incorporated herein by reference).

3. Citrus Juice Extractor Lease between Fresh Juice and FMC Corporation pursuant to which FMC Corporation has a lien on four 391B-100 RPM citrus juice extractors and one 49B-75 RPM citrus juice extractor (a copy of which has been provide to Clear Springs and the Selling Stockholders and is incorporated herein by reference).

                              SCHEDULE 4.11 & 4.21

                              ACCOUNTS RECEIVABLE

                                      None

                                 SCHEDULE 4.12

                                  INVENTORIES


                                      None

                                 SCHEDULE 4.13

                                LITIGATION, ETC.

                                      None

                                 SCHEDULE 4.15

                               EXISTING CONTRACTS



         1. See Fresh Juice 1995 Form 10-KSB for items relating to this Schedule, which document is incorporated herein by reference.

         2. Contract with Imperial Engineering & Fabrication, Inc., dated July 19, 1995 (a copy of which has been delivered to Clear Springs and the Selling Stockholders and is incorporated herein by reference).

         3. Employment Agreement, dated August 17, 1994, between Steve Smith and Fresh Juice (as described in Fresh Juice's 1995 Form 10-KSB and a copy of which has been delivered to Clear Springs and the Selling Stockholders and is incorporated herein by reference).

         4. See also Schedule 5.9 (Title to Properties; Liens) which is incorporated herein by reference.

                                 SCHEDULE 4.25

                             ENVIRONMENTAL MATTERS


 See Site Audit and Environmental Assessment of the Universal Flavors Site in Winter Haven, Florida (a copy of which has been provided to Clear Springs and the Selling Stockholders and is incorporated herein by reference).

                                 SCHEDULE 4.19

                                 MISCELLANEOUS

                                      None

                                 SCHEDULE 4.25

                             ENVIRONMENTAL MATTERS


 See Site Audit and Environmental Assessment of the Universal Flavors Site in Winter Haven, Florida (a copy of which has been provided to Clear Springs and the Selling Stockholders and is incorporated herein by reference).

                                  SCHEDULE 5.1

                          SUBSIDIARIES AND AFFILIATES


The Fresh Juice Company of Florida, Inc., a Florida corporation

Fresh Pik't Natural Foods, Inc., a Delaware corporation

Minalba Foods of North America, Inc., a Delaware corporation (existence voided in 1992 by the Delaware Secretary of State for non-payment of franchise taxes)

The Fresh Juice Acquisition Company, Inc., a Delaware corporation

TFJC Acquisition Corp., a Delaware corporation

                                  SCHEDULE 5.6

                 OUTSTANDING OPTIONS, WARRANTS OR OTHER RIGHTS


         The following options are outstanding with respect to Fresh Juice common stock:

Steve Smith:              Options to purchase 100,00 and 60,000 shares of Fresh
         Juice common stock at $1.375 and $3.50, respectively, per share.

Kathy Siegel:             Options to purchase 15,000 shares of Fresh Juice
common stock at $1.25 per share.

Jeffrey Smith:   Option to purchase 50,000 shares of Fresh Juice common
stock at $3.125 per share.

Paul Ballantine:          Option to purchase 60,000 shares of Fresh Juice
common stock at $3.125 per share.

         Reference is made to Fresh Juice's Annual Report on Form 10-KSB for the fiscal year ended November 30, 1995 (the "1995 Form 10-KSB", a copy of which has been delivered to Clear Springs and the Selling Stockholders) for a more detailed description of the options granted to Steve Smith and Kathy Siegel, which document is incorporated herein by reference.

         Reference is made to the Stock Option Agreements, as of dated February 12, 1996, between Fresh Juice and each of Jeffrey Smith and Paul Ballantine (copies of which have been provided to Clear Springs and the Selling Stockholders) for a more detailed description of the options granted to Jeffrey Smith and Paul Ballentine, which documents are incorporated herein by reference.

                                  SCHEDULE 5.7

                        FRESH JUICE FINANCIAL STATEMENTS



                                     None

                                  SCHEDULE 5.8

                           CERTAIN CHANGES OR EVENTS


         1. In addition to the acquisition, financing and equipping of Fresh Juice's Florida facility (referred to as the Florida Plant in Fresh Juice's 1995 Form 10-KSB), Fresh Juice has continued to expend funds in equipping, maintaining and operating the Florida Plant. As of the date hereof, Fresh Juice has expended approximately $600,000 since November 30, 1995 in connection with capital expenditures relating to the Florida Plant. Such expenditures have adversely altered, among other things, the financial condition of Fresh Juice since November 30, 1995.

         2. The financial condition, business, operations and prospects of Fresh Juice has also been adversely effected by the increase in fruit prices and operating costs and increased competition, all of which have combined to reduce Fresh Juice's gross margins.

         3. On March 28, 1996, Chemical Bank canceled Fresh Juice's $1,500,000 line of credit. No amounts had been drawn down by Fresh Juice on such line of credit.

         4. Consummation of the transactions contemplated by the Agreement will result in an event of default under that certain $1,100,000 secured Short Form Term Loan Agreement, dated October 3, 1995, and related loan documents among Fresh Juice, as guarantor, The Fresh Juice Company of Florida, Inc., as borrower, and Chemical Bank. A copy of such Short Form Term Loan is attached as an exhibit to Fresh Juice's 1995 Form 10-KSB previously delivered to Clear Springs and the Selling Stockholders and is incorporated herein by reference.


         5. The Manufacturing and Distribution Agreement among Fresh Juice, Sun Orchard of Florida and Sun Orchard, Inc. (previously delivered to Clear Springs and the Selling Stockholders) described in Fresh Juice's 1995 Form 10-KSB has been declared null and void by each of the parties thereto.

         6. See also Schedules 5.6 (Outstanding Options, Warrants and Other Rights), 5.11 (Accounts Receivables) and 5.13 (Litigation) each of which is incorporated herein by reference.

                                  SCHEDULE 5.9

                           TITLE TO PROPERTIES; LIENS




1. Purchase Money Mortgage between Fresh Juice and Fantasy-BlankeBaer Corporation on the Florida Plant securing payment under that certain Promissory
Note in the aggregate principal amount of $475,000 made by Fresh Juice in favor of Fantasy-BlankeBaer Corporation. (Exhibits 10.6 and 10.7 to the Fresh Juice 1995 Form 10-KSB and incorporated herein by reference).

2. Loan Agreement between Fresh Juice and Chemical Bank in the aggregate amount of $1,100,00 which loan is secured by a first priority lien on all of the equipment, including, but not limited to, machinery and furniture and fixture of Fresh Juice and The Fresh Juice Company of Florida, Inc. (Exhibit
10.4 to the Fresh Juice 1995 Form 10-KSB and incorporated herein by reference).

3. Citrus Juice Extractor Lease between Fresh Juice and FMC Corporation pursuant to which FMC Corporation has a lien on four 391B-100 RPM citrus juice extractors and one 49B-75 RPM citrus juice extractor (a copy of which has been provide to Clear Springs and the Selling Stockholders and is incorporated herein by reference).

                              SCHEDULE 5.11 & 5.22

                              ACCOUNTS RECEIVABLE


         As of the date hereof, Urban Juice and Soda, based in Vancouver, Canada, has an outstanding account owed to Fresh Juice in the amount of $26,000. It is uncertain whether when, if ever, this amount will be collectible, in whole or in part.

                                 SCHEDULE 5.12

                                  INVENTORIES


                                     None

                                 SCHEDULE 5.13

                                   LITIGATION


1. Collection action has been instituted in California Day-Fresh Foods, Inc. vs. Fresh Pik't Natural Foods, Inc., relating to a claim for $5,793.06 in respect of fruit purchased by Fresh Pik't Natural Foods, Inc. which was unpaid.

2. Suit was filed in the U.S. Bankruptcy Court for the District of Maryland against Fresh Pik't Natural Foods, Inc. Pursuant to such action, In
Re: Washington Natural Foods & Co. vs. Fresh Pik't Natural Foods, Inc. and Coreganics, Inc., the plaintiff has instituted an action against Fresh Pik't Natural Foods, Inc. alleging fraudulent conveyance and non-compliance with the Maryland Bulk Transfers statute. Plaintiff are seeking monetary damages in the amount of $254,000. Fresh Pik't Natural Foods, Inc. has filed an answer denying such allegations and intends to defend such law suit. A copy of the compliant relating thereto has been provided to Clear Springs and the Selling Stockholders and is incorporated herein by reference.

                                 SCHEDULE 5.14

                                 CONSENTS, ETC.


         1. The execution and delivery of, and performance of the transactions contemplated by, this Agreement required the prior approval of Chemical Bank in accordance with the terms of that certain $1,100,000 secured Short Form Term Loan Agreement, dated October 3, 1995, and related loan documents among Fresh Juice, as guarantor, The Fresh Juice Company of Florida, Inc., as borrower, and Chemical Bank. A copy of such Short Form Term Loan is attached as an exhibit to Fresh Juice's 1995 Form 10-KSB previously delivered to Ultimate and the Selling Stockholders and is incorporated herein by reference.

                 Such consent has been sought, and as of the date hereof, has not been obtained. As a result, upon execution and delivery of, and consummation of the transactions contemplated by, this Agreement, an event of default will have occurred under such Short Form Term Loan Agreement, and Fresh Juice and The Fresh Juice Company of Florida, Inc. will each be in violation of the terms and conditions thereof.

                                 SCHEDULE 5.15

                    COMPLIANCE WITH OTHER INSTRUMENTS, ETC.


    See the information set forth in Schedule 5.14 (Consents, etc.), which information is incorporated herein by reference.

                                SCHEDULE 5.16(a)

                               EXISTING CONTRACTS



         See the information set forth in Schedule 5.14 (Consents, etc.), which information is incorporated herein by reference.

                                SCHEDULE 5.16(b)

                               EXISTING CONTRACTS



         1. See Fresh Juice 1995 Form 10-KSB for items relating to this Schedule, which document is incorporated herein by reference.

         2. Contract with Imperial Engineering & Fabrication, Inc., dated July 19, 1995 (a copy of which has been delivered to Clear Springs and the Selling Stockholders and is incorporated herein by reference).

         3. Employment Agreement, dated August 17, 1994, between Steve Smith and Fresh Juice (as described in Fresh Juice's 1995 Form 10-KSB and a copy of which has been delivered to Clear Springs and the Selling Stockholders and is incorporated herein by reference).

         4. See also Schedule 5.9 (Title to Properties; Liens) which is incorporated herein by reference.

                                 SCHEDULE 5.17
                     FRESH JUICE'S UNDOCUMENTED LIABILITIES



                                      NONE

                                 SCHEDULE 5.26

                             ENVIRONMENTAL MATTERS


 See Site Audit and Environmental Assessment of the Universal Flavors Site in Winter Haven, Florida (a copy of which has been provided to Clear Springs and the Selling Stockholders and is incorporated herein by reference).

                                  SCHEDULE 7.2
      EXCEPTIONS TO PROHIBITED ACTIVITIES OF CLEAR SPRINGS DURING INTERIM PERIOD



                                      NONE

                                  SCHEDULE 7.3
                    PROHIBITED ACTIVITIES OF FRESH JUICE AND
                        MERGER SUB DURING INTERIM PERIOD



                                      NONE

                                   EXHIBIT A





                   DOCUMENT INTENTIONALLY OMITTED AT CLOSING

                                                                       EXHIBIT B
                                 PLAN OF MERGER


             This Plan of Merger is made as of this ____ day of __________, 1996, by and between The Fresh Juice Company of Florida, Inc., a Florida corporation ("Fresh Juice Florida"), a wholly owned subsidiary of the Fresh Juice Company, Inc. ("Fresh Juice") and Clear Springs Citrus, Inc., a Florida corporation ("Clear Springs").

             Fresh Juice Florida and Clear Springs adopt the following Plan of
Merger:

             1. Names. The names of the corporations proposing to merge are:

                                   a.       Clear Springs Citrus, Inc., a
                     Florida corporation (also known as the "Absorbed Corporation").

                                   b.      The Fresh Juice Company of
                     Florida, Inc., a Florida corporation (also known as the "Surviving Corporation").

             2. Merger. Fresh Juice Florida shall merge with Clear Springs and Fresh Juice Florida will be the Surviving Corporation.

             3. Terms and Conditions. The merger shall become effective on filing with the Department of State of the State of Florida Articles of
Merger setting forth the terms of this Plan of Merger.   On the effective date
of the merger, the separate existence of the Absorbed Corporation shall cease, and the Surviving Corporation shall succeed to all the rights, privileges, immunities and franchises, and all the property, real, personal and mixed of the Absorbed Corporation, without the necessity for any separate transfer.
The Surviving Corporation shall thereafter be responsible and liable for all liabilities and obligations of the Absorbed Corporation, and neither the rights of creditors nor any liens on the property of the Absorbed Corporation shall be impaired by the merger.

             4.      Conversion of Shares.  On the effective date of the merger:

                     a. Each share of the capital stock of Fresh Juice Florida which is at the time issued and outstanding shall remain.

                     b. Each share of capital stock of Clear Springs, which is at the time issued and outstanding shall be cancelled and extinguished in exchange for the issuance of an aggregate of 1,160,000 validly issued, duly authorized and non-assessable shares of common stock of Fresh Juice to the then existing shareholders of Clear Springs, to be allocated by agreement of such then existing shareholders.

                     c.       The conversion shall be effective as follows:

                              After the Effective Date of the Merger, each holder of certificates for shares of common stock of holders of Clear Springs stock shall surrender all of their shares of stock to Fresh Juice or its duly appointed agent and Fresh Juice shall issue 1,160,000 shares of common stock of Fresh Juice.

             5. Changes in Articles of Incorporation. There shall be no changes in the Articles of Incorporation of the Surviving Corporation.

             6. Change in By-laws. The By-laws of Fresh Juice Florida shall be the By-laws of the Surviving Corporation following the effective date of the merger.

             7. Directors and Officers. The directors and officers of the Surviving Corporation on the effective date of the merger shall be as follows and continue to act in such capacity until their successors have been elected or appointed and qualified:

             C.E.O                    Steven M. Bogen

             President:               Steven Smith

             Secretary:               Steven M. Bogen

             Assistant
              Secretary:              Steven Smith

             Treasurer:               Mark Feldman

             Board Members:           Steven Smith              Brian Duffy

                                      Steven M. Bogen           Jeffrey Smith

             8. Approval by Stockholders. This Plan of Merger shall be submitted for the approval of the stockholders of the constituent corporations in the manner provided by the applicable laws of the state of Florida.

             9. Abandonment of Merger. This Plan of Merger may be abandoned by action of the Board of Directors of either the Surviving or the Absorbed Corporation at any time prior to the effective date on the happening of either of the following events:

             a. If the merger is not approved by the stockholders of either the Surviving or the Absorbed Corporation on or before June 30, 1996, or

             b. If, in the judgment of the Board of Directors of either the Surviving or the Absorbed Corporation, the merger would be impracticable.

             10. Modification. The Plan of Merger may be amended or modified with the approval of the Boards of Directors of each of the constituent corporations; provided that no modification shall affect the conversion of share provisions nor materially and adversely affect the rights of stockholders under this Plan, and such amendment or modification shall otherwise comply with Section 607.1103, Florida Statutes.

             11. Execution of Agreement. Upon approval by the stockholders, this Plan of Merger may be executed in any number of counterparts, and each such counterpart shall constitute an original instrument.

                                   THE FRESH JUICE COMPANY OF FLORIDA, INC., a Florida corporation


                                   By:
                                      ------------------------------------------
                                           Steven Smith, Chief Executive Officer


                                   CLEAR SPRINGS CITRUS, INC., a Florida
                                   corporation


                                   By:
                                      ------------------------------------------
                                           Brian Duffy, President

                             ARTICLES OF MERGER OF

               CLEAR SPRINGS CITRUS, INC., A FLORIDA CORPORATION

                                      INTO

         THE FRESH JUICE COMPANY OF FLORIDA, INC., FLORIDA CORPORATION



Pursuant to FSA Section 607.1105, the corporations described herein, desiring to effect a merger, set forth the following facts:

                                   ARTICLE I

The name of the corporation surviving the merger is: THE FRESH JUICE COMPANY OF FLORIDA, INC., a Florida corporation, which is a wholly-owned subsidiary of the Fresh Juice Company, Inc., a Delaware corporation.

The name of the Surviving Corporation has not been changed as a result of the merger.

                                   ARTICLE II

The Surviving Corporation is a domestic corporation, incorporated in Florida on July 28, 1995.

                                  ARTICLE III

The name of the Absorbed Corporation is: CLEAR SPRINGS CITRUS, INC., a Florida corporation.

The state of domicile of the Absorbed Corporation is:  Florida

The date of incorporation of the Absorbed Corporation is: July 24, 1985.

                                   ARTICLE IV

The Plan of Merger, containing the information required by FSA Section 607.1101, is set forth in Exhibit A, which is attached hereto and made a part hereof.

                                   ARTICLE V

The manner of adoption and vote of the Absorbed Corporation was as follows:

A shareholder meeting was duly called and held on ___________, 1996 and the Shareholders unanimously approved the Plan of Merger. The merger was then adopted by the board of directors on ______________, 1996.

                                   ARTICLE VI

The manner of adoption and vote of the Surviving Corporation was as follows:

The Fresh Juice Company, Inc., the sole shareholder of The Fresh Juice Company of Florida, Inc., consented to and approved the merger on_______________. The merger was adopted by the board of directors of The Fresh Juice Company, Inc. on __________, 1996.

                                  ARTICLE VII

These Articles of Merger will be effective upon filing.


Date:  ____________, 1996


                                       CLEAR SPRINGS CITRUS, INC., a Florida
                                       corporation


                                       By:
                                          --------------------------------------
                                               Brian Duffy, President

                                       THE FRESH JUICE COMPANY OF FLORIDA, INC., a Florida corporation


                                       By:
                                          --------------------------------------
                                               Steven Smith, CEO

                                                                       EXHIBIT C

                         REGISTRATION RIGHTS AGREEMENT


                 This Registration Rights Agreement (the "Agreement"), dated as of ___________, 1996, among The Fresh Juice Company, Inc., a Delaware corporation (the "Company"), Steven M. Bogen, Albert L. Rountree, IV, Daniel Petry, Mark Feldman and James Coyle (individually, a "Selling Stockholder", and collectively, the "Selling Stockholders").

                 This Agreement is in connection with the Merger Agreement, dated as of the date hereof, among the Company, The Fresh Juice Acquisition Company, Inc., The Ultimate Juice Company, Inc. and the Selling Stockholders (the "Merger Agreement") pursuant to which the Company agreed to provide to the Selling Stockholders certain piggy-back registration rights in respect of 1,140,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock") issued in connection with such Merger Agreement. Such rights are set forth exclusively in this Agreement.

                 The parties hereto hereby agree as follows:

                 1. Definitions. As used in this Agreement, the following terms not otherwise defined herein shall have the following meanings:

                 Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

                 Losses:  See Section 8 hereof.

                 Piggyback Registration:  See Section 3 hereof.

                 Prospectus: The prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Common covered by such Registration Statement and all other amendments and supplements to the Prospectus, including pre- and post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

                 Registrable Common: Four percent of the Common Stock issued to, and directly held by, each Selling Stockholder pursuant to the terms of the Merger Agreement.

                 Registration Expenses:  See Section 7 hereof.

                 Registration Statement: Any registration statement (including any preliminary or "red herring" registration statement or prospectus) of the Company, filed with the SEC or any state securities regulatory agency, which covers any of the Registrable Common pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

                 Restricted Securities: The Registrable Common upon original issuance thereof and at all times subsequent thereto until in the case of any such security, (i) it has been effectively registered under the Securities Act and disposed of in accordance with the

Registration Statement covering it or (ii) it is sold or distributed to the public pursuant to Rule 144 (or any similar provisions then in force) under the Securities Act.

                 SEC:  The Securities and Exchange Commission.

                 Securities Act: The Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

                 Underwritten registration or underwritten offering: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

                 2.      Securities Subject to this Agreement

                         (a)      Registrable Common Securities.  The
securities entitled to the benefits of this Agreement are the Registrable
Common.

                         (b)      Holders of Registrable Common.  The Selling
Stockholders and the successors and assigns set forth in Section 10(d) hereof shall be deemed the only holders of Registrable Common.

                 3.      Piggyback Registration

                         (a)      Right to Piggyback.  Subject to the
provisions of this Section 3, if at any time the Company proposes to file a registration statement under the Securities Act with respect to an offering by the Company of its Common Stock (other than a registration statement (a) on Form S-8 or any successor form to such Form or (b) filed in connection with an exchange offer or an offering of its common stock made solely to its existing stockholders in connection with a rights offering or solely to employees of the Company), for its own account, then the Company shall give written notice of such proposed filing to the holders of Registrable Common at least 30 days before the anticipated filing date. Such notice shall offer such holders the opportunity to register such amount of Registrable Common as each such holder may request ("Piggyback Registration"). Subject to the provisions of this Section 3, the Company shall include in each such Piggyback Registration all Registrable Common requested to be included in the registration for such offering. If any holder of Registrable Common desires to have shares of Registrable Common so registered, such holder shall so advise the Company in writing within 10 days after the date of the Company's notice of the anticipated filing date, setting forth the number of shares of Registrable Common for which registration is so requested. The holders of Registrable Common shall be permitted to withdraw all or part of the Registrable Common from a Piggyback Registration at any time prior to the effective date of such Piggyback Registration.

                         (b)      Priority on Piggyback Registrations. The
Company shall cause the managing underwriter or underwriters of a proposed underwritten offering to permit holders of Registrable Common requested to be included in the registration for such offering to include all such Registrable Common on the same terms and conditions as the Common Stock of the Company included therein. Notwithstanding the foregoing, if the managing underwriter or underwriters of such offering deliver(s) a written notice to the holders of Registrable Common that the total amount of securities which such holders, the Company and any other persons or entities having rights to participate in such registration, intend to include in such offering is such as to materially and adversely affect the success of such offering, then the amount of securities to be offered for the account of holders of Registrable

Common, as the case may be, shall be reduced (to zero if necessary) or limited pro rata in proportion to their respective dollar amounts of Registrable Common requested to be registered to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter or underwriters.

                         (c)      Conditions to Piggyback Registration.     The
rights of holders of Registrable Common to have any shares of Registrable Common included in a Registration statement shall be subject to the following conditions:

                                  (i)     Holders of Registrable Common shall
furnish the Company in a timely manner with all information required by the applicable rules and regulations of the SEC or any applicable state securities regulatory agency concerning the proposed method of sale or other disposition of the Registrable Common, the identity of and compensation to be paid to any proposed underwriter(s) to be employed in connection therewith, and such other information as may be reasonably required by the Company properly to prepare and file such Registration Statement in accordance with applicable provisions of the Securities Act and the rules and regulations of any applicable state securities regulatory agency;

                                  (ii)    if holders of Registrable Common
desire to sell and distribute any shares of Common Stock over a period of time, or from time to time, at then prevailing market prices, then holders of Registrable Common shall execute and deliver to the Company such written undertakings as the Company and its counsel may reasonably require in order to assure full compliance with relevant provisions of the Securities Act, the

Exchange Act or the rules and regulations of any applicable state securities regulatory agency;

                                  (iii)   in the case of an underwritten
offering on behalf of holders of Registrable Common in connection with a Piggyback Registration, the managing underwriter(s) thereof shall be subject to the approval of the Company, such approval not to be unreasonably withheld; and

                                  (iv)    the offering price of any share of
Registrable Common subject to Piggyback Registration shall be no less than the offering price for any share of Common Stock then to be registered for sale for the account of the Company or other security holder of the Company, unless such shares of Registrable Common are to be offered from time to time based on the then prevailing market price.

                         (d)      Termination of Piggyback Registration Rights.
The obligations of the Company to any holder of Registrable Common with respect to Piggyback Registration provided for in this Section 3:

                                  (i)     shall continue until such time as
counsel to the Company is of the opinion and has so advised the Company and the holder of Registrable Common that such holder has no further obligations to comply with the registration requirements of the Securities Act or to deliver a prospectus meeting the requirements of Section 10(a)(3) of the Securities Act in connection with further sales by such holder of Registrable Common;

                                  (ii)    shall not apply to any proposed
sale(s) or other disposition(s) or offer(s) for any shares of Registrable Common with respect to which counsel for the Company is of the opinion and has so advised the Company and the holder of Registrable Common that such holder has no obligation to comply with the registration requirements of the Securities Act or to deliver a prospectus meeting the requirements of Section 10(a)(3) of the Securities Act;

                                  (iii)   shall not apply with respect to any
holder of Registrable Common who beneficially owns, at the time a request for Piggyback Registration is made pursuant to Section 3(a) hereof, less than 20,000 shares of Common Stock;

                                  (iv)    shall terminate with respect to any
holder of Registrable Common who has exercised Piggyback Registration before pursuant to Section 3(a) hereof and the Registration Statement related thereto registering the full number of shares of Registrable Common requested by such holder to be so registered was declared effective by the SEC; and

                                  (v)  shall terminate on the second
anniversary of the date of this Agreement.

                 4. Registration of Securities Other than Registrable Common. The Company is under no obligation to the Selling Stockholders or any of their respective affiliates to register, or grant a right of registration with respect to, any securities of the Company (other than the Registrable Common) under the Securities Act or any state securities laws or regulations.

                 5.      Hold-Back Agreements.

                         (a)      Restrictions on Public Sale by Holders of
Registrable Common. Each holder of Registrable Common whose Registrable Common are covered by a Registration Statement filed pursuant to Section 3 hereof, agrees, if requested by the managing underwriter or underwriters in an underwritten offering, not to effect any public sale or distribution of any of the Company's securities, including a sale pursuant to Rule 144 under the Securities Act (except as part of such underwritten registration), during the 10-day period prior to, and during the 90-day period beginning on, the closing date of each underwritten offering made pursuant to such Registration Statement, to the extent timely notified in writing by the Company or the managing-underwriters.

                 6.      Registration Procedures

                         (a)      In connection with the Company's registration
obligations pursuant to Section 1 hereof, the Company shall effect such registrations to permit the sale of such Registrable Common in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall (and, in the case of Section 4(n) hereof, the Company shall):

                                  (i)     prepare and file with the SEC a
Registration Statement on any appropriate form under the Securities Act, which form shall be available for the sale of the Registrable Common by the holders thereof in accordance with the intended method or methods of distribution thereof, and cause each such Registration Statement to become effective and remain effective as provided herein; provided, however, that before filing a

Registration Statement or prospectus or any amendments or supplements thereto (including documents which would be incorporated or deemed to be incorporated therein by reference) the Company shall furnish to the holders of the Registrable Common covered by such Registration Statement and the managing underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the review of such holders and such underwriters, and the Company shall not file any such Registration Statement or amendment thereto or any Prospectus or any supplement thereto (including such documents which, upon filing, would be or would be deemed to be incorporated by reference therein) to which the holders of a majority of the Registrable Common covered by such Registration Statement or the managing underwriter, if any, shall reasonably object on a timely basis;

                                  (ii)    prepare and file with the SEC such
amendments and post-effective amendments to each Registration Statement continuously as may be necessary to keep such Registration Statement effective for the applicable period; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or to such Prospectus as so supplemented;

                                  (iii)   notify the selling holders of
Registrable Common and the managing underwriters, if any, promptly, and (if requested by any such person) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment related to such Registrable Common has been filed, and, with respect to a Registration Statement or any post-effective amendment related to such Registrable Common, when the same has become effective, (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose,
(iv) if at any time the representations and warranties of the Company and the Company contained in any agreement (including any underwriting agreement) contemplated by paragraph (n) below cease to be true and correct, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Common for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (vi) of the happening of any event which makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue or which requires the making of any changes in a Registration Statement or related Prospectus so that such documents will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (vii) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate;

                                  (iv)    use every reasonable effort to obtain
the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Common for sale in any jurisdiction, at the earliest possible moment;

                                  (v)     if requested by the managing
underwriters or any holder of Registrable Common being sold in connection with an underwritten offering, (i) immediately incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters and such holder agree should be included therein as may be required by applicable law, (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment, and (iii) supplement or make amendments to any Registration Statement if requested by any holder of Registrable Common covered by such Registration Statement or any underwriter of such Registrable Common;

                                  (vi)    furnish to each selling holder of
Registrable Common and each managing underwriter, if any, without charge, at least one signed copy of the Registration Statement or Statements and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference or deemed incorporated therein by reference and all exhibits (including those previously furnished or incorporated by reference) at the earliest practicable time under the circumstances before the filing of such documents with the SEC;

                                  (vii)   deliver to each selling holder of
Registrable Common and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses (including each preliminary prospectus) and any amendment or supplement thereto as such persons may reasonably request; the Company consents to the use of such Prospectus or any amendment or supplement thereto by each of the selling holders of Registrable Common and the underwriters, if any, in connection with the offering and sale of the Registrable Common covered by such Prospectus or any amendment or supplement thereto;

                                  (viii)  prior to any public offering of
Registrable Common, to register or qualify or cooperate with the selling holders of Registrable Common, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Common for offer and sale under the securities or Blue Sky laws of such jurisdictions as any seller or underwriter reasonably requests in writing; keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Common covered by the applicable Registration Statement; provided, however, that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified or (B) take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

                                  (ix)    cooperate with the selling holders of
Registrable Common and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Common to be sold, which certificates shall not bear any restrictive legends; and enable such Registrable Common to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of Registrable Common to the underwriters;

                                  (x)     cause the Registrable Common covered
by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Common;

                                  (xi)    upon the occurrence of any event
contemplated by Section 6(c)(vi) or 6(c)(vii) above, prepare a supplement or post-effective amendment to the applicable Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Common being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                                  (xii)   cause all Registrable Common covered
by such Registration Statement to be (i) listed on each securities exchange, if any, on which similar securities issued by the Company are then listed, or (ii) authorized to be quoted on the

National Association of Securities Dealers Automated Quotation System ("NASDAQ") or the National Market System of NASDAQ if the securities so qualify; in each case, if requested by the holders of a majority of the Registrable Common covered by such Registration Statement or the managing underwriter;

                                  (xiii)  provide CUSIP numbers for the
Registrable Common not later than the effective date of the Registration Statement; and

                                  (xiv)   furnish to the holders of Registrable
Common a copy, if so prepared, of the so-called "cold comfort" letter signed by the independent public accountants who have certified the Company's financial statements include in the Registration Statement, covering substantially the same matters with respect to such Registration Statement (and the Prospectus included thereunder) and, with respect to events subsequent to the date of such financial statements, as are customarily covered, and subject to such qualifications, limitations and disclaimers as are customarily included in accountants' letters delivered to underwriters in connection with underwritten public offerings of securities.

                 The Company may require each seller of Registrable Common as to which any registration is being effected to furnish to the Company such information regarding the distribution of such Registrable Common as the Company may from time to time reasonably request in writing.

                 Each holder of Registrable Common agrees by acquisition of such Registrable Common that, upon receipt of any notice from The Company of the happening of any event of the kind described in Section 6(c)(ii), 6(c)(iii), 6(c)(v), 6(c)(vi) or 6(c)(vii) hereof, such holder will forthwith discontinue disposition of such Registrable Common covered by such Registration Statement or Prospectus until such holder's receipt of the copies of the supplemented or amended Prospectus contemplated by
Section 6(k) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated or deemed to be incorporated by reference in such Prospectus.

                 7.      Registration Expenses

                         (a)      The following fees and expenses incident to
the preparation of the Registration Statement shall be borne by the Company:
(i) all registration and filing fees, including fees and expenses relating to the Company's securities and the Registrable Common (A) with respect to filings required to be made with the National Association of Securities Dealers, Inc. and (B) compliance with securities or Blue Sky laws (fees and disbursements in connection with Blue Sky qualifications of Registrable Common in such states where the Company and the managing underwriter do not intend to distribute the Company's securities pursuant to the Registration Statement shall be borne by the holders of Registrable Common), (ii) printing expenses of the Registration Statement requested by the managing underwriter, (iii) fees and disbursements of counsel for the Company, (iv) fees and disbursements of the Company's independent certified public accountants, (v) underwriter's fees and expenses (excluding discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Common or legal expenses of any person other than the Company and the underwriters) (but including the fees and expenses of any "qualified independent underwriter" or other independent appraiser participating in an offering pursuant to Section 3 of Schedule E to the By-laws of the National Association of Securities Dealers, Inc.), (vi) Securities Act liability insurance if the Company so desires such insurance, and (vii) fees and expenses of all other persons retained by the Company and not specifically required as a result of the registration of any Registrable Common (all such expenses being herein called "Registration Expenses") shall be borne the Company whether or not any of the Registration Statements become effective. The Company shall, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of their respective officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange on which similar securities issued by the Company are then listed and rating agency fees and the fees and expenses of any person, including special experts, retained by the Company which is not related to the registration of Registrable Common.

                 8.      Indemnification

                         (a)      Indemnification by the Company.  The Company
shall indemnify and hold harmless, to the full extent permitted by law, each holder of Registrable Common registered pursuant to this Agreement from and against all losses, claims, damages, liabilities and costs including, without limitation, reasonable costs of preparation and attorneys' fees and expenses (collectively, "Losses"), as incurred, arising out of or based upon (i) any violation of any law, rule or regulation promulgated under the Securities Act, the Exchange

Act or by any state securities regulatory agency applicable to any of the transactions contemplated hereby or (ii) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are based solely upon information furnished in writing to the Company by such holder expressly for use therein.

                         (b)      Indemnification by Holders of Registrable
Common. In connection with any Registration Statement in which a holder of Registrable Common is participating, such holder of Registrable Common shall furnish to the Company in writing such information as the Company requests for use in connection with any Registration Statement or Prospectus and agrees to indemnify, to the full extent permitted by law the Company, its directors and officers, agents and employees, each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange
Act), and the directors, officers, agents or employees of such controlling persons, from and against all Losses arising out of or based upon (i) any violation of any law, rule or regulation promulgated under the Securities Act, the Exchange Act or by any state securities regulatory agency applicable to any of the transactions contemplated hereby or (ii) any untrue statement of a material fact or any omission of a material fact required to be stated in any Registration Statement or Prospectus or preliminary prospectus or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such holder to the Company expressly for use in such Registration Statement or Prospectus and that such information was solely relied upon by the Company in preparation of such Registration Statement, Prospectus or preliminary prospectus. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution to the same extent as provided above with respect to information so furnished in writing by such persons expressly for use in any Prospectus or Registration Statement.

                         (c)      Conduct of Indemnification Proceedings.  If
any action or proceeding (including any governmental investigation or inquiry) shall be brought or any claim shall be asserted against any person or entity entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party shall promptly notify the party from which such indemnity is sought (the "Indemnifying Party") in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with the defense thereof. All such fees and expenses (including any fees and expenses incurred in connection with investigating or preparing to defend such action or proceeding) shall be paid to the Indemnified Party, as incurred, within five days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder). Any such Indemnified Party shall have the right to employ separate counsel in any such action, claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be the expenses of such Indemnified Party unless (a) the Indemnifying Party has agreed to pay such fees and expenses or (b) the Indemnifying Party shall have failed to promptly assume the defense of such action, claim or proceeding and to employ counsel reasonably satisfactory to the Indemnified Party in any such action, claim or proceeding or (c) the named parties to any such action, claim or proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action, claim or proceeding on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party shall not, in connection with any one such action, claim or proceeding or separate but substantially similar or related actions, claims or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all such Indemnified Parties, unless in the reasonable judgment of any such Indemnified Party a conflict of interest may exist between such Indemnified Party and any other of such Indemnified Parties with respect to such action, claim or proceeding, in which event the Indemnifying Party shall be obligated to pay the fees and expenses of such additional counsel or counsels).

                         (d)      Contribution.  If the indemnification
provided for in this Section 8 is unavailable to an Indemnified Party under
Section 8(a) or 8(b) hereof (other than by reason of exceptions provided in such sections) in respect of any Losses, then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall, jointly and severally, contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent
such action, statement or omission.   The amount paid or payable by a party as
a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 8(c) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                         (e)      The parties hereto agree that it would not be
just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 1l(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                         (f)

                         (g)

                 9.      Selection of Investment Bankers and Underwriters

                         (a)      The Company shall have the exclusive right to
select the investment banker or investment bankers and managers to administer any public or private offering of its securities. No person may participate in any underwritten registration hereunder unless such person (a) agrees to sell such Person's Registrable Common on the basis provided in any underwriting arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

                 10.     Miscellaneous

                         (a)      Amendments and Waivers.  The provisions of
this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of holders of a majority in number of the then outstanding Registrable Common, if the rights of such holders would be adversely affected.

                         (b)      Notices.  All notices and other
communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail or over-night courier service:

                                  (i) If to a holder of Registrable Common, at the most current address given by such holder to the Company in accordance with the provisions of this Section 10(d); and

                                  (ii)    If to the Company at such other
                 address, notice of which is given in accordance with the provisions of this Section 10(d).

                                  (iii)   All such notices and communications
                 shall be deemed to have been duly given: when delivered by hand, if personally delivered; two business days after being deposited in the mail, postage prepaid, if mailed, or one business day after being sent by next-day air courier.

                         (c)      Owner of Registrable Common. The Company will
maintain, or will cause its registrar and transfer agent to maintain, a stock book with respect to the Common Stock, in which all transfers of Registrable Common of which the Company has received notice will be recorded. The Company may deem and treat the person in whose name Registrable Common are registered in the stock book of the Company as the owner thereof for all purposes, including, without limitation, the giving of notices under this Agreement.

                         (d)      Successors and Assigns.  This Agreement shall
inure to the benefit of and be binding upon the successors and assigns of each of the parties, excluding any subsequent transferee of Registrable Common other than (i) transfers to, or for the benefit of, immediate family members of a Selling Stockholders or (ii) transfers to a trust or similar vehicle whose beneficiaries are a Selling Stockholder and/or one or more immediate family members of such selling Stockholder and which is under the control of a Selling Stockholder.

                         (e)      Counterparts.  This Agreement may be executed
in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                         (f)      Headings.  The headings in this Agreement are
for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                         (g)      Governing Law.  This Agreement shall be
governed by ad construed in accordance with the laws of the State of New York, without regard to principles of conflict of law

                         (h)      Severability.  If any term, provision,
covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that
contemplated by such term, provision, covenant or restriction.   It is hereby
stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

                         (i)      Entire Agreement.  This Agreement is intended
by the parties as a final expression of their agreement, and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                   THE FRESH JUICE COMPANY, INC.


                                   By:
                                      ----------------------------------
                                   Name:
                                        --------------------------------
                                   Title:
                                         -------------------------------



                                   -------------------------------------
                                   Steven M. Bogen


                                   -------------------------------------
                                   Albert Rountree, IV


                                   -------------------------------------
                                   Daniel Petry


                                   -------------------------------------
                                   James Coyle


                                   -------------------------------------
                                   Mark Feldman

                                   EXHIBIT D

              EXISTING EMPLOYMENT AGREEMENTS WITH CLEAR SPRINGS

       1. Pursuant to that certain Shareholders Agreement dated August 24, 1994, Clear Springs is obligated to make annual salary and expense provisions for President, Brian Duffy.

       2. Clear Springs entered into a Brokerage Agreement with Parley Blackwelder on or about August 12, 1994 for a term of five (5) years, whereby Clear Springs is obligated to pay Richard Blackwelder commissions as set forth therein. Clear Springs currently pays Richard Blackwelder a commission of approximately $900/week based upon his actual sales volume.

       3. On or about August 12, 1994, Clear Springs entered into an Employment Agreement with Parley Blackwelder, the term of which is 2-1/2 years.

       4. That certain Agreement and Release executed by Clear Springs and Stuart Hall (among others) in March of 1994 contains certain severance payments to Hall.